UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

RASER TECHNOLOGIES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 1, 2007

To our Shareholders:

You are cordially invited to attend the 2007 Annual Meeting of Shareholders of Raser Technologies, Inc., a Utah corporation (the “Company”). The meeting will be held at the Riverside Country Club located at 2701 North University Avenue, Provo, Utah 84604 on Friday, June 1, 2007, for the following purposes:

1.	To elect two Class II directors to serve for a three-year term that expires at the 2010 Annual Meeting of Shareholders or until their successors have been duly elected and qualified;

2.	To consider and act upon a proposal to change the state of incorporation of the Company from Utah to Delaware by merging the Company into a wholly-owned subsidiary incorporated in Delaware;

3.	To ratify the appointment of Hein & Associates LLP as our independent registered public accountants for the fiscal year ending December 31, 2007; and

4.	To consider and transact such other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

The meeting will begin promptly at 2:00 p.m., local time, and check-in will begin at 1:00 p.m., local time. Only holders of record of shares of Raser Technologies common stock (NYSE Arca: RZ) at the close of business on Wednesday, April 25, 2007 are entitled to vote at the meeting and to notice of any postponements or adjournments of the meeting.

For a period of at least 10 days prior to the meeting, a complete list of shareholders entitled to vote at the meeting will be available and open to the examination of any shareholder for any purpose germane to the meeting during normal business hours at our corporate headquarters located at 5152 North Edgewood Drive, Suite 375, Provo, UT 84604.

By order of the Board of Directors,

Brent M. Cook

Chief Executive Officer

Provo, UT

April 30, 2007

YOUR VOTE IS IMPORTANT!

PLEASE SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE

BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

Page
GENERAL INFORMATION	1

QUESTIONS AND ANSWERS CONCERNING THIS SOLICITATION AND VOTING AT THE ANNUAL MEETING	1

When and where is the meeting?	1
Why am I receiving these proxy materials?	1
What is the purpose of the annual meeting?	1
Who is entitled to attend the meeting?	1
Who is entitled to vote at the meeting?	2
How many shares must be present or represented to conduct business at the meeting (that is, what constitutes a quorum)?	2
What items of business will be voted on at the meeting?	2
How does the Board of Directors recommend that I vote?	2
What shares can I vote at the meeting?	3
What is the difference between holding shares as a shareholder of record and as a beneficial owner?	3
How can I vote my shares without attending the meeting?	3
How can I vote my shares in person at the meeting?	3
Can I change my vote?	4
Who can help answer my questions?	4
What vote is required to approve each item and how are votes counted?	4
What is a “broker non-vote”?	5
How are “broker non-votes” counted?	5
How are abstentions counted?	5
What happens if additional matters are presented at the meeting?	5
Who will serve as inspector of election?	6
What should I do in the event that I receive more than one set of proxy/voting materials?	6
Who is soliciting my vote and who will bear the costs of this solicitation?	6
Where can I find the voting results of the meeting?	6
What is the deadline to propose actions for consideration at next year’s annual meeting of shareholders or to nominate individuals to serve as directors?	6
How may I communicate with the Board of Directors of Raser or the non-management directors on the Raser Board of Directors?	7

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF	7

Changes in Control	9

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	9

DIRECTORS AND EXECUTIVE OFFICERS	9

COMPENSATION OF EXECUTIVE OFFICERS	12

Compensation Discussion and Analysis	12
2006 Report of the Compensation Committee of the Board of Directors on Executive Compensation	17
Summary Compensation Table for Fiscal Year 2006	18
Grants in 2006 of Plan-Based Awards	19
Outstanding Equity Awards at December 31, 2006	21
Options Exercised and Stock Vested in 2006	22
Employment Contracts and Change-in-Control Arrangements	22

i

EXHIBITS
Exhibit A	Agreement and Plan of Merger	49
Exhibit B	Certificate of Incorporation of Raser Technologies, Inc., a Delaware corporation	49
Exhibit C	Bylaws of Raser Technologies, Inc., a Delaware corporation	49

ii

RASER TECHNOLOGIES, INC.

PROXY STATEMENT

GENERAL INFORMATION

The Board of Directors of Raser Technologies, Inc., a Utah corporation, is soliciting the enclosed proxy from you. The proxy will be used at our 2007 Annual Meeting of Shareholders to be held on Friday, June 1, 2007, beginning at 2:00 p.m., at the Riverside Country Club located at 2701 North University Avenue, Provo, Utah 84604, and at any postponements or adjournments thereof. This proxy statement contains important information regarding the meeting. Specifically, it identifies the matters upon which you are being asked to vote, provides information that you may find useful in determining how to vote and describes the voting procedures.

We use several abbreviations in this proxy statement. We may refer to our company as “Raser,” the “Company,” “we,” “our” or “us.” The term “proxy materials” includes this proxy statement, as well as the enclosed proxy card and our Annual Report on Form 10-K for the year ended December 31, 2006, originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 20, 2007. The term “meeting” means our 2007 Annual Meeting of Shareholders.

We are sending these proxy materials on or about April 30, 2007, to all shareholders of record at the close of business on Wednesday, April 25, 2007 (the “Record Date”).

QUESTIONS AND ANSWERS CONCERNING THIS SOLICITATION

AND VOTING AT THE ANNUAL MEETING

When and where is the meeting?

The meeting will be held on Friday, June 1, 2007, beginning at 2:00 p.m., at the Riverside Country Club located at 2701 North University Avenue, Provo, Utah 84604. Check-in will begin at 1:00 p.m., local time.

Why am I receiving these proxy materials?

You are receiving these proxy materials from us because you were a shareholder of record at the close of business on the Record Date (April 25, 2007). As a shareholder of record, you are invited to attend the meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

What is the purpose of the annual meeting?

At our meeting, shareholders of record will act upon the items of business outlined below. In addition, management will report on the performance of the Company and respond to questions from shareholders.

Who is entitled to attend the meeting?

You are entitled to attend the meeting only if you were a Raser shareholder (or joint holder) of record as of the close of business on Wednesday, April 25, 2007, or if you hold a valid proxy for the meeting. You should be prepared to present photo identification for admittance.

Please also note that if you are not a shareholder of record but hold shares in street name (that is, through a broker or nominee), you will need to provide proof of beneficial ownership as of the Record Date, such as your most recent brokerage account statement prior to April 25, 2007, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the annual meeting.

Who is entitled to vote at the meeting?

Only shareholders of record who owned Raser common stock at the close of business on the Record Date (April 25, 2007) are entitled to notice of and to vote at the meeting, and at any postponements or adjournments thereof.

As of the Record Date, 54,324,430 shares of Raser common stock were outstanding. You will have one vote at the meeting for each share of Raser common stock you owned as of the Record Date. Accordingly, there are a maximum of 54,324,430 votes that may be cast at the meeting.

How many shares must be present or represented to conduct business at the meeting (that is, what constitutes a quorum)?

The presence at the meeting, in person or by proxy, of the holders of one-half of the voting power of the outstanding shares of Raser common stock entitled to vote at the meeting will constitute a quorum. A quorum is required to conduct business at the meeting. The presence of the holders of Raser common stock representing at least 27,162,215 votes will be required to establish a quorum at the meeting. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

What items of business will be voted on at the meeting?	The items of business scheduled to be voted on at the meeting are as follows:

1.	To elect two Class II directors to serve for a three-year term that expires at the 2010 Annual Meeting of Shareholders or until their successors have been duly elected and qualified;

2.	To consider and act upon a proposal to change the state of incorporation of the Company from Utah to Delaware by merging the Company into a wholly-owned subsidiary incorporated in Delaware;

3.	To ratify the appointment of Hein & Associates LLP as our independent registered public accountants for the fiscal year ending December 31, 2007; and

4.	To transact such other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

These proposals are described more fully below in these proxy materials. As of the date of this proxy statement, the only business that our Board of Directors intends to present or is aware that others will present at the meeting is as set forth in this proxy statement. If any other matter or matters are properly brought before the meeting, it is the intention of the persons who hold proxies to vote the shares they represent in accordance with their best judgment.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote your shares “FOR” each of the director nominees, “FOR” the reincorporation proposal and “FOR” the ratification of independent auditors for the 2007 fiscal year.

What shares can I vote at the meeting?

You may vote all shares of Raser common stock owned by you as of the Record Date, including (1) shares held directly in your name as the shareholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank, but only as described below.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most Raser shareholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholders of Record. If your shares are registered directly in your name with our transfer agent, Interwest Transfer Company, Inc., you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by us. As the shareholder of record, you have the right to grant your voting proxy directly to Raser or to vote in person at the meeting. We have enclosed a proxy card for you to use.

Beneficial Owner. If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the annual meeting. Please note that since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

How can I vote my shares without attending the meeting?

Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a shareholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee.

By Mail—Shareholders of record of Raser common stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelope. Raser shareholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided and mailing them in the accompanying pre-addressed envelope.

How can I vote my shares in person at the meeting?	Shares held in your name as the shareholder of record may be voted in person at the meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Can I change my vote?

You may change your vote at any time prior to the vote at the meeting. If you are the shareholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Secretary prior to your shares being voted, or by attending the meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Who can help answer my questions?	If you have any questions about the meeting or how to vote or revoke your proxy, please contact:

Richard D. Clayton

General Counsel and Secretary

Raser Technologies, Inc.

5152 North Edgewood Drive, Suite 375

Provo, Utah 84604

Phone: 1-801-765-1200

If you need additional copies of this proxy statement or voting materials, please contact Richard D. Clayton, General Counsel and Secretary, as described above or send an e-mail to dick.clayton@rasertech.com.

What vote is required to approve each item and how are votes counted?	The vote required to approve each item of business and the method for counting votes is set forth below:

Election of Directors. The two (2) Class II director nominees receiving the highest number of affirmative “FOR” votes at the meeting (a plurality of votes cast) will be elected to serve as Class II directors. You may vote either “FOR” or “WITHHOLD” your vote for the director nominees. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Reincorporation Proposal. The affirmative vote of a majority of all of the shares of Raser common stock outstanding on the Record Date is required to approve the reincorporation proposal.

All Other Items. For each of the other items of business, the affirmative “FOR” vote of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval.

You may vote “FOR,” “AGAINST” or “ABSTAIN” for these items of business. If you “ABSTAIN,” your abstention has the same effect as a vote “AGAINST.”

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board of Directors “FOR” all of the Company’s nominees to the Board of Directors, “FOR” the reincorporation proposal, “FOR” ratification of the independent auditors, and in the discretion of the proxy holders on any other matters that properly come before the meeting or any adjournment or postponement thereof.

What is a “broker non-vote”?

Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients, who are the beneficial owners of the shares, brokers have the discretion to vote such shares on routine matters (such as election of directors and ratification of the appointment of independent accountants), but not on non-routine matters (such as shareholder proposals). Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR” routine maters but not non-routine matters. A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine.

How are “broker non-votes” counted?

Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but they will not be counted in tabulating the voting result for any particular proposal.

How are abstentions counted?

If you return a proxy card that indicates an abstention from voting in all matters, the shares represented will be counted for the purpose of determining both the presence of a quorum and the total number of votes cast with respect to a proposal (other than the election of directors), but they will not be voted on any matter at the 2007 Annual Meeting. In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote “AGAINST” a proposal.

What happens if additional matters are presented at the meeting?

Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Brent M. Cook (our Chief Executive Officer) or Martin F. Petersen (our Chief Financial Officer), will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If, for any unforeseen reason, any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board of Directors.

Who will serve as inspector of election?	We expect Richard D. Clayton, our General Counsel and Secretary, to tabulate the votes and act as inspector of election at the 2007 Annual Meeting.

What should I do in the event that I receive more than one set of proxy/voting materials?

You may receive more than one set of these proxy solicitation materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each Raser proxy card and voting instruction card that you receive to ensure that all your shares are voted.

Who is soliciting my vote and who will bear the costs of this solicitation?

Raser is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to this solicitation by mail, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by members of our Board of Directors, our officers and other employees, who will not receive any additional compensation for assisting in the solicitation. Upon request, we will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for forwarding proxy solicitation materials to the beneficial owners of Raser common stock.

Where can I find the voting results of the meeting?	We intend to announce preliminary voting results at the meeting.

What is the deadline to propose actions for consideration at next year’s annual meeting of shareholders or to nominate individuals to serve as directors?	As a shareholder, you may be entitled to present proposals for action at a future meeting of shareholders.

Shareholder Proposals: For a shareholder proposal to be considered for inclusion in the Raser proxy statement for the annual meeting to be held in 2008, the written proposal must be received by the Corporate Secretary of Raser at our principal executive offices no later than January 2, 2008. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in the Raser proxy statement is instead a reasonable time before Raser begins to print and mail its proxy materials.

Such proposals also must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other applicable rules established by the U.S. Securities and Exchange Commission. Proposals should be addressed to:

Corporate Secretary

Raser Technologies, Inc.

5152 North Edgewood Drive, Suite 375

Provo, UT 84604.

For a shareholder proposal that is not intended to be included in the Raser proxy statement in accordance with Rule 14a-8, the shareholder must give timely notice to the Corporate Secretary of Raser. To be considered timely, the notice must be received by the Corporate Secretary of Raser at our principal executive offices no later than March 17, 2008. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, then notice of a shareholder proposal that is not intended to be included in the Raser proxy statement under Rule 14a-8 for such future meeting must be received within a reasonable time before Raser begins to print and mail its proxy materials.

How may I communicate with the Board of Directors of Raser or the non-management directors on the Raser Board of Directors?

Shareholders may address inquiries to any of Raser’s directors or to the full Board of Directors by writing to Raser Technologies, Inc., Attn: Corporate Secretary, 5152 North Edgewood Drive, Suite 375, Provo, Utah 84604. Each communication from a shareholder should include the following information in order to permit shareholder status to be confirmed and to provide an address to forward a response if deemed appropriate: (i) the name, mailing address and telephone number of the shareholder sending the communication; and (ii) if the shareholder is not a record holder of our common stock, the name of the record holder of our common stock must be identified along with the shareholder. Our Corporate Secretary will forward all appropriate communication to the Board of Directors or individual members of the Board of Directors specified in the communication. Communications intended for non-management directors should be directed to the Chairperson of the Audit Committee at the Company’s address listed above.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following tables set forth, as of March 31, 2007, certain information regarding beneficial ownership of our common stock by (i) each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of common stock, (ii) each of our directors, (iii) each of our named executive officers, and (iv) all of our current directors and executive officers as a group. As of March 31, 2007, we have one class of voting securities that consists of 54,144,765 shares of our common stock issued and outstanding. In computing the number and percentage of shares beneficially owned by a person, shares of common stock that a person has a right to acquire within sixty (60) days of March 31, 2007, pursuant to options, warrants or other rights are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person. The following tables are based upon information supplied by directors, officers and principal shareholders and reports filed with the Securities and Exchange Commission.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Kraig T. Higginson (5152 N. Edgewood Dr., Suite 375 Provo, Utah 84604)	9,891,092(1)	17.4%
Common Stock	Ned Warner (5152 N. Edgewood Dr., Suite 375 Provo, Utah 84604)	6,208,047(2)	10.9%
Common Stock	Jack Kerlin (5152 N. Edgewood Dr., Suite 375 Provo, Utah 84604)	5,457,370(3)	9.6%

(1)	Consists of 5,764,600 shares held in the name of Higginson Family Investments, LLC, 2,226,492 shares held in the name of Radion Energy LLC, 900,000 shares held in the name of Jeanette S. Higginson, 500,000 shares held in the name of Eclipse Fund, LLC, and 500,000 shares held in the name of HP Fund, LLC, each of which are deemed to be controlled by Mr. Higginson.

(2)	Consists of 4,594,008 shares held in the name of Ocean Fund, LLC, 1,002,239 shares held in the name of Warner Investments, LP, 330,600 shares held in the name of Risk Management LLC, and 281,200 shares held in the name of Maasai, Inc., each of which are deemed to be controlled by Mr. Warner.

(3)	Consists of 5,407,370 shares held in the name of Kerlin Investment LLC and 50,000 shares held in the name of Kerlin Irrevocable Trust, each of which are deemed to be controlled by Mr. Kerlin.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	Kraig T. Higginson	9,891,092	(1)	17.4%
Common Stock	Brent M. Cook	865,250	(2)	1.5%
Common Stock	Patrick J. Schwartz	71,250	(3)	*
Common Stock	Sergei Kolomeitsev	95,130	(4)	*
Common Stock	Lee A. Daniels	100,000	(5)	*
Common Stock	James A. Herickhoff	38,333	(6)	*
Common Stock	Reynold Roeder	51,775	(7)	*
Common Stock	Alan G. Perriton	25,000	(8)	*
Common Stock	Barry G. Markowitz	10,000	(9)	*
Common Stock	William Dwyer	281,565	(10)	*
Common Stock	John Ritter	100,000	(11)	*
	All Directors and Executive Officers as a Group	11,579,330	(12)	20.3%

*	Less than 1%

(1)	Consists of 5,764,600 shares held in the name of Higginson Family Investments, LLC, 2,226,492 shares held in the name of Radion Energy LLC, 900,000 shares held in the name of Jeanette S. Higginson, 500,000 shares held in the name of Eclipse Fund, LLC, and 500,000 shares held in the name of HP Fund, LLC, each of which are deemed to be controlled by Mr. Higginson.

(2)	Includes 660,000 shares held in the name of BMC Highland Investments LLC, 52,500 shares held in the name of Mr. Cook, 2,500 shares held in the name of Jackie Cook, 250 shares held by Mr. Cook in an IRA account, each of which are deemed to be controlled by Mr. Cook. Also includes options to purchase 150,000 shares exercisable within 60 days of March 31, 2007 by Mr. Cook.

(3)	Includes 2,500 shares held in the name of Mr. Schwartz and 2,500 held in the name of Barbara Schwartz, each of which are deemed to be controlled by Mr. Schwartz. Also includes options to purchase 66,250 shares exercisable within 60 days of March 31, 2007 by Mr. Schwartz.

(4)	Includes 20,630 shares held in the name of Mr. Kolomeitsev. Also includes options to purchase 74,500 shares exercisable within 60 days of March 31, 2007 by Mr. Kolomeitsev.

(5)	Includes options to purchase 100,000 shares exercisable within 60 days of March 31, 2007 by Mr. Daniels.

(6)	Includes 5,000 shares held by Mr. Herickhoff. Also includes options to purchase 33,333 shares exercisable within 60 days of March 31, 2007 by Mr. Herickhoff.

(7)	Includes 16,130 shares held in the name of Reynold and Wendy S. Roeder, JTWROS. Also includes options to purchase 30,000 shares and warrants to purchase 5,645 shares exercisable within 60 days of March 31, 2007 by Mr. Roeder.

(8)	Includes options to purchase 25,000 shares exercisable within 60 days of March 31, 2007 by Mr. Perriton.

(9)	Includes options to purchase 10,000 shares exercisable within 60 days of March 31, 2007 by Mr. Markowitz.

(10)	Includes 140,900 shares held in the name of Mr. Dwyer, 5,000 shares held in the name of William Dwyer c/f Brittany Dwyer, 5,000 shares held in the name of William Dwyer c/f Brian Dwyer and 5,000 shares held in the name of William Dwyer c/f John Dwyer, all of which are deemed to be controlled by Mr. Dwyer. Also includes 125,665 shares granted to Mr. Dwyer that are fully-vested and scheduled to be delivered between April 1, 2007 and September 19, 2007.

(11)	Includes 100,000 shares beneficially owned by Mr. Ritter.

(12)	Includes beneficially owned shares by our current directors and executive officers as a group. Beneficially owned shares of former executive officers, Mr. Dwyer and Mr. Ritter, are excluded from this computation. Included are options to purchases 40,000 shares exercisable within 60 days of March 31, 2007 by Martin F. Petersen, 221,500 shares held in the name of Timothy D. Fehr and 150,000 shares granted to Mr. Fehr that are fully-vested and scheduled to be delivered between July 2, 2007 and September 21, 2007, and options to purchase 20,000 shares exercisable within 60 days of March 31, 2007 by Richard D. Clayton.

Changes in Control

To the knowledge of the Company’s management, there are no present arrangements or pledges of the Company’s securities which may result in a change of control.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% shareholders are required by the SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms that we have received, or written representations from reporting persons, we believe that during the fiscal year ended December 31, 2006, all executive officers, directors and greater than 10% shareholders complied with all applicable filing requirements.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each executive officer and each current director of Raser, and the period during which each has served as a director of Raser. Information as to the stock ownership of each of our directors and all of our current executive officers is set forth above under “Voting Securities and Principal Holders Thereof” To our knowledge, there are no family relationships between any director and executive officer.

Name	Position	Age	Director Since
Kraig T. Higginson	Executive Chairman of the Board of Directors, Class III Director	52	2003
Brent M. Cook	Chief Executive Officer (principal executive officer), Class II Director	46	2004
Lee A. Daniels	Class III Director	50	2004
James A. Herickhoff	Class II Director	64	2005
Reynold Roeder	Class I Director	48	2005
Barry G. Markowitz	Class I Director	65	2005
Alan G. Perriton	Class I Director	61	2005
Patrick J. Schwartz	President	52
Martin F. Petersen **	Chief Financial Officer (principal financial and accounting officer)	46
Richard D. Clayton ***	General Counsel and Secretary	50
Timothy D. Fehr	Chief Technical Officer	65
Sergei F. Kolomeitsev	Vice President of Research and Development	50

**	Mr. Petersen began employment as Chief Financial Officer on January 8, 2007.
***	Mr. Clayton began employment as General Counsel on March 19, 2007.

Kraig T. Higginson. Mr. Higginson has served as Chairman of the Board of Directors since October 2003. He has also served as the Company’s President from October 2003 to March 2004 and as the Company’s Chief Executive Officer from March 2004 to January 2005. Mr. Higginson founded American Telemedia Network, Inc., a publicly-traded corporation that developed a nationwide satellite network of data and audio-visual programming. He served as President and Chief Executive Officer of Telemedia Network from 1984 through 1988. From 1988 through 2002, Mr. Higginson worked as a business consultant through Lighthouse Associates, an entity he controls.

Brent M. Cook. Mr. Cook has served as a director of Raser since October 2004 and as Raser’s Chief Executive Officer since January 2005. From 1996 to 2002, Mr. Cook served in various positions at Headwaters Inc. (NYSE: HW), a large publicly-traded energy technology company, including Chief Executive Officer, President, and Chairman of the Board of Directors. Prior to his joining Headwaters Inc., Mr. Cook was Director of Strategic Accounts, Utah Operations, at PacifiCorp, which operates as a local electric utility in seven western states. Mr. Cook spent 12 years at PacifiCorp with specific expertise in transmission interconnection and power sales agreements. Mr. Cook was also employed from 2002-2005 by AMP Resources, a geothermal power generation company that recently sold their projects to ENEL, an Italian power generation company. Mr. Cook has worked in the electrical energy and energy technology industry since 1984 and is very familiar with the electrical power generation industry.

Lee A. Daniels. Mr. Daniels has served as a director of Raser since May 2004. Since 2004, Mr. Daniels has served as the Chief Executive Officer and Managing Partner of Daniels Capital, LLC, an investment company that makes private equity investments and provides securitized debt financings. Mr. Daniels has also served as the Chief Executive Officer of Telecom 5, a Utah-based telecommunications company from 2004 to 2005. He has also served as a Professor of International Business at Brigham Young University from 2004 to present. Mr. Daniels served as the President of Newbridge Capital, Japan from 2001 to 2004. Prior to joining Newbridge, Mr. Daniels was President and Representative Director of Jupiter Telecommunications Co., Ltd. He was the President and Chief Executive Officer of AT&T Japan Ltd. from 1994 to 1998 and concurrently served as the Chairman of JENS, one of the first Internet Service Providers in Japan. He has served on numerous boards in Japan and the U.S. and currently is a member of the Board of Directors of Raser, Pro Image, and Telecom 5.

James A. Herickhoff. Mr. Herickhoff has served as a director of Raser since March 2005. Since January 2000, Mr. Herickhoff has served as the President and Chief Executive Officer of American Talc Company, which operates one of the largest talc mines in the United States. Mr. Herickhoff has served as a Director of Headwaters Inc. since August 1997 and was elected Vice Chairman of Headwaters in April 1999. From 1987 to 1994, he served as President of Atlantic Richfield Company’s Thunder Basin Coal Company. He previously served as President of Mountain Coal Company, managing all of ARCO’s underground mining and preparation plants. He is the past President of the Wyoming Mining Association and a former board member of the Colorado and Utah Mining Associations. Mr. Herickhoff received a Bachelor of Science degree in 1964 from St. John’s University, a Master of Science degree in 1966 from St. Cloud State University and attended Kellogg Executive Management Institute at Northwestern University in 1986.

Reynold Roeder. Mr. Roeder has served as a director of Raser since October 2005 and serves on the Audit Committee (Chairman). Since 2004, he has served as Chief Executive Officer and Co-Owner of LECTRIX, LLC, with offices in Calgary, Alberta, and Portland, Oregon. LECTRIX is developing merchant electrical transmission projects throughout North America. Mr. Roeder is also the Managing Director of Energy of United Fund Advisors LLC, an investment bank specializing in New Market Tax Credit and tax-advantaged energy transactions. From 1981 to 1990, he held various positions with Deloitte & Touche and held CPA certifications in the states of Oregon, New York and California. Mr. Roeder left public accounting to join PacifiCorp Financial Services, Inc. in 1990, and held various officer positions including Assistant Controller, Controller and Vice President. Mr. Roeder’s responsibilities at PacificCorp Financial Services included compliance and SEC reporting.

Barry G. Markowitz. Mr. Markowitz has served as a director of Raser since November 2005 and serves on the Audit, Nominating and Governance, and Compensation committees. He recently retired from serving as president of DTE Energy Services, a sister company to Detroit Edison and a subsidiary of DTE Energy. While at DTE Energy Services, Mr. Markowitz helped to successfully acquire and integrate several businesses and executed major transactions with firms such as General Motors, DaimlerChrysler, Ford, Duke Energy, Kimberly Clark and US Steel. Prior to his position at DTE Energy Services, Mr. Markowitz was a vice president for the Bechtel Group of Companies, focusing on power industry engineering and construction.

Alan G. Perriton. Mr. Perriton has served as a director of the Company since January 2006. Mr. Perriton spent over 34 years with General Motors in various management roles including executive management assignments in the United States and Asia. Most recently, he was Executive in Charge of Strategic Alliances and New Business Development for General Motors Asia Pacific. He held several key procurement management positions within General Motors. In addition, he was named Advisor Materials Management for GM’s Toyota joint venture, New United Motor Manufacturing Inc. (NUMMI). He subsequently became part of the initial team to create the newly formed Saturn division of General Motors in 1985, and held responsibility as President of General Motors Korea from 1996 through 2001. Mr. Perriton currently serves on the Brigham Young University Marriott School of Management National Advisory Council and is a member of the U.S. / Korea business Advisory Council.

Patrick J. Schwartz. Mr. Schwartz has served as President of Raser since June 2006. From 2004 to 2006, Mr. Schwartz served as the Chief Operating Officer and a member of the Board of Directors of Evolution Academy of Utah, LLC, a for-profit organization that he co-founded which specializes in rehabilitation and education of “at-risk” youth. From 2003 to 2004 Mr. Schwartz served as Chief Operating Officer for Quadex Pharmaceuticals, LLC., a privately-held pharmaceutical company that developed and markets VIROXYN (TM), a product marketed to kill the Herpes virus. From 1999 to 2002, Mr. Schwartz took a three-year sabbatical to serve as a Mission President for The Church of Jesus Christ of Latter-day Saints. After completing his sabbatical as Mission President, Mr. Schwartz consulted for various companies until 2003. Prior to 1999, Mr. Schwartz served as an executive with the Huntsman Corporation, where he was employed for approximately 25 years. His responsibilities at Huntsman included executive leadership of the global “Styrenics” business during 1998, acting Managing Director of the Huntsman Southeast Asian joint-venture during 1997 and Managing Director responsible for European Operations from 1990 to 1996.

Martin F. Petersen. Mr. Petersen has served as Chief Financial Officer of the Company since January 2007. From 2005 to 2006, Mr. Petersen was a consultant to The Event Source, a government contractor in Iraq. From 2003 to 2005, he was the Chief Financial Officer of The Event Source. From 2001 to 2002, he was the Chief Financial Officer of Found, Inc., a venture-backed software company. From 2000 to 2001, he was Chief Financial Officer of TenFold Corporation, a publicly traded enterprise software development company. He also served as Vice President and Treasurer of Huntsman Corporation, a large, global chemical company. Prior to Huntsman, he was a Vice President in the Investment Banking Division of Merrill Lynch & Co. He has an MBA degree from the University of Chicago, and a BA degree from Brigham Young University.

Richard D. Clayton. Mr. Clayton has served as General Counsel and Secretary since March 2007. From 2001 to 2007, Mr. Clayton practiced corporate law with Holland & Hart, LLP, specializing in mergers and acquisitions, corporate finance, and corporate governance. He also served as a member of the board of directors and executive vice president of Geneva Steel Company (NYSE listed), where his responsibilities included corporate finance, capital projects, energy and environmental matters. Mr. Clayton received BS degrees in accounting and finance from the University of Utah, and a JD degree from the University of Utah.

Timothy D. Fehr. Mr. Fehr has served as Senior Vice President and Chief Technology Officer of Raser since March 2004. During more than 30 years with the Boeing Co. and more than 18 years as business unit vice president, Mr. Fehr directed the development, manufacture and deployment of numerous engineering, mechanical, hydraulic and electrical systems for both commercial and military applications. Mr. Fehr holds undergraduate and graduate degrees in electrical engineering. He also holds an M.S. degree as a Sloan Fellow from the Massachusetts Institute of Technology.

Sergei F. Kolomeitsev. Dr. Kolomeitsev has served as Vice President of Research and Development for the Company since August 2006. Prior to his current role, he served as Director of Advanced Motor Development from August 2005 to August 2006. Dr. Kolomeitsev’s in-depth expertise includes virtually all types of motors: Asynchronous Induction, Switched Reluctance, PM Brushless AC and DC, and PM Brush type. He holds 25 patents. From 2004 to 2005, Dr. Kolomeitsev was the Head of Aerospace Motor Development of Moog. From 1999 to 2004, he was the Motor Technology R&D Manager for Valeo Motors and Actuators. In 1998 and 1999, he was a Senior Research Scientist in the corporate technical center at Prestolite Electric, Inc. From 1992 to 1998, Dr. Kolomeitsev was a Lead Scientist at the Dana Corporation, where he was very active in their “drive by wire” research work. Prior to his experience at Prestolite Electric, he worked for the Rostov Railway State University in Russia as a Head of the research laboratory, developing advance motors and drives. Dr. Kolomeitsev received his M.S. and Ph.D. degrees in 1978 and 1985, respectively, from the Novocherkassk Polytechnic Institute in Russia.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

This discussion and analysis provides you with an understanding of our executive compensation philosophy, plans and practices, and gives you the context for understanding and evaluating the more specific compensation information contained in the tables and related disclosures that follow.

Overview of Our Compensation Program Philosophy and Process

We are a technology licensing and development company. We operate in two business segments, Transportation and Industrial Technology, and Power Systems. The Transportation and Industrial Technology segment focuses on improving the efficiency and power density of electric motors, generators and their associated power electronic drives and controls. The Power Systems segment is seeking to develop new geothermal electric power generating plants and bottom-cycling operations that generate electric power from the waste heat of existing power plants and industrial facilities.

We strongly believe that our ability to attract and retain the highest caliber of executive talent in the marketplace is essential for us to develop, license and ultimately commercialize our technologies. In light of the extraordinary challenges facing our business, we believe that our compensation practices are critical to our ability to attract and retain the talent necessary to achieve our desired outcomes.

We place great importance on the quality and consistency of our executive management in achieving results that enhance shareholder value. We believe that using an effective and individualized executive compensation package as a tool to achieve our goals, will serve to attract, motivate and retain the most highly qualified executive officers and provide them with the opportunity to build a meaningful ownership stake in our Company.

The Compensation Committee is responsible for approving the nature and amount of compensation paid to, and the employment agreements entered into with, our named executive officers, establishing and evaluating performance based goals related to compensation, overseeing our cash bonus and equity based plans, approving guidelines for grants of awards under these plans and determining and overseeing our compensation and benefits policies generally. Compensation Committee members are “independent directors” (as defined under NYSE Arca rules), “non-employee directors” (as defined in Rule 16b-3 of the Exchange Act) and “outside directors” (as defined in Section 162(m) of the Internal Revenue Code). When deemed necessary, the Compensation Committee uses the services of an independent compensation consultant to assist it in carrying out its responsibilities.

Each year, the Compensation Committee performs a review of our executive compensation packages and evaluates the performance of our named executive officers. The Compensation Committee reviews the nature and amounts of all elements of the executive officers’ compensation, both separately and in the aggregate, to ensure that both total compensation and its individual components are strongly competitive with respect to similarly-sized public companies. The Compensation Committee also reviews each element of the executive officer’s compensation for internal consistency. Finally, the Compensation Committee also reviews the current value of outstanding stock options and share grants (as compared to their grant date value).

Following these reviews, and after taking into account the market data and other considerations described below, the Compensation Committee adjusts the compensation package for each executive officer. In determining individual compensation, the Compensation Committee assesses the executive’s length of service, individual performance and contributions during the year, individual responsibility and role with respect to overall corporate policy-making, management and administration, and the importance of retaining the executive.

Use of Competitive Market Data

The Compensation Committee uses market data to compare, or “benchmark,” our compensation levels for our named executive officers. We believe that executive compensation levels from similarly-sized public companies provide a comparable range of companies to help ensure that our executive officers are fairly compensated.

The Compensation Committee reviews compensation data disclosed in the SEC filings of certain companies’ named executive officers and reviews other available compensation summary data. The Compensation Committee makes comparisons based on functional responsibility to the extent possible.

The Compensation Committee also evaluates the proportion that the marketplace as a whole and our peer group companies provide in each category of compensation (cash and noncash, short-term and long-term). However, the Compensation Committee has not adopted a specific policy or formula to allocate value between the various categories or subcategories of compensation elements. Generally, the Compensation Committee has used a mix more heavily weighted to long-term equity based compensation than the market or our peer groups as a whole. We believe this emphasis closely aligns our named executive officers’ interests with those of our shareholders. We believe this approach is an effective incentive for our executives to be forward-looking and proactive in meeting the challenges presented by the continual changes in our competitive environment. We also believe this approach has significant retention value.

We are aware that the use of “benchmark” surveys has the inherent effect of “ratcheting up” executive compensation. The Compensation Committee does not make any determination of or change to compensation in reaction to market data alone, but rather uses this information as one of many factors, among the several considerations described above, in determining compensation levels.

Elements and Mix of Our Compensation Program

Our executive compensation program for our named executive officers includes the following key components: cash base salary, performance based annual (short-term) cash bonus and long-term equity based compensation in the form of stock options and share grants. In addition, executive officers are eligible to receive certain insurance benefits and participate in employee benefit plans that are generally available to all employees. These elements are the same as or similar to those used by most other similarly-sized public companies.

Although other companies may place great value on certain types of compensation, we have our own perspective on the relative importance and value of each element. For example, we do not offer any pension or other defined benefit-type plans to the executive officers. Our philosophy is that we should achieve profitability as a company prior to providing long-term benefits to our executives.

Base Salary. This element of compensation is necessary to attract and retain employees in an organization. As the basic fixed element of the compensation package, it serves as a baseline measure of an employee’s value. Base salary is the only guaranteed compensation (i.e., not based directly on performance) other than benefits received by an executive officer in exchange for investing the executive’s career with us.

Three of our current named executive officers (CEO, CFO and President) have employment agreements that provide for a base salary with no guaranteed annual increases in base salary. The other named executive officers are employed on an “at-will” basis with no guaranteed annual increase in base salary. However, salary increases may be awarded to any executive officer at the discretion of the Compensation Committee. In establishing the initial base salary level, at the time the agreements were entered into, the Compensation Committee considered prior experience and salary history, job responsibilities, job performance, seniority and market data on base salary levels from various survey sources, and overall inherent risk to executives in public companies. The Compensation Committee also reviewed base salary based on internal comparisons of executives relative to their responsibilities. Any increases during the term of the agreement are generally based on individual performance, the levels of achievement of our performance goals during the tenure of the executive and any increase in duties and responsibilities placed on the executive as a result of our continuing and significant growth.

Cash Bonus Incentive Compensation. Our cash bonus incentive plan, which was designed in consultation with the compensation consultant and approved by our Compensation Committee, provides a variable element to annual (short-term) cash compensation that is tied directly to positive operating cash flow results and overall profitability. This element is needed to complete a competitive total annual cash compensation package. However, it is at risk for performance—no bonus will be paid out unless we achieve positive operating cash flow and operational profitability as described below. This plan puts a significant amount of annual cash compensation at risk and supports our objective that our executive officers balance achieving satisfactory or better current year operating results with achieving long-term profitability. Since we have not achieved profitability, no cash bonuses have been paid since the adoption of the cash bonus incentive plan. For 2007, the Compensation Committee approved that the target bonus for each of the executive officers, should they achieve certain positive cash flow and profitability levels in 2007, pays up to a maximum of 40% to 100% of their annual salary.

Equity Based Incentive Compensation. In our view, one of the most important elements of the executive function is the assessment and management of risk. Our equity based long-term incentive compensation program is the compensation link between the executive officer’s decision making and the long-term outcomes of those decisions. As described in more detail below, our standard vesting schedules require a relatively long holding period before a meaningful portion of the equity based compensation can be realized, allowing time to see the results of the decisions, and providing the market time to react to the results, as well as providing a greater retention value.

In March 2004, our Board of Directors adopted the Raser Technologies, Inc. Amended and Restated 2004 Long-Term Incentive Plan (the “Plan”), and in May 2004, our board recommended and our shareholders approved the Plan. The Plan was adopted to facilitate (1) grants of a wider range of stock incentive awards, including restricted stock, stock appreciation rights, performance shares and performance units, (2) an automatic annual increase to the number of shares of common stock reserved for issuance under the Plan beginning in 2005 equal to the lesser of 1,750,000 shares of common stock, 3% of the outstanding shares of common stock on the first day of each fiscal year, or an amount determined by the Board of Directors, and (3) optional automatic, nondiscretionary annual stock option grants for employees and non-employee directors. As of December 31, 2006, we were authorized to issue up to 6,265,462 shares of common stock pursuant to the Plan.

We believe that a strong reliance on long-term equity based compensation is advantageous because this type of compensation fosters a long-term commitment by executive employees and motivates them to improve the long-term market performance of our stock. In prior years, we attempted to achieve this goal with large share grants to our executives which typically vested over a three-year period. However, many of those executives resigned when their share grants became substantially vested. Beginning in 2006, the Compensation Committee decided that a more effective way to provide sufficient incentives to retain executive talent was to grant options to purchase our common stock upon initial employment and granting additional options from time to time. The option grant dates are not established to coincide around releases of material non-public information. Rather, the option grant dates are established as the start date of the executive or the approval date of the Compensation Committee. The executive options typically vest over a four-year period. The Compensation Committee considers the base salary, cash bonus incentive plan, and the current Black-Scholes value of the stock options to determine the quantity and vesting period. See the respective tables below regarding share grants and option grants awarded to our executive officers.

Management performed a review of our processes for share grants and stock option grants and exercises under the Plan, and we believe that the results confirmed that our executive officers have been in compliance with the terms of the Plan; as well as applicable legal and tax requirements and accounting principles.

Insurance Benefits. As part of our competitive compensation program, we pay all or a portion of the premiums on certain health insurance policies for executive officers. These benefits are also extended to all employees in a non-discriminatory manner.

Perquisites. Executive officers receive an annual allotment of personal time off (“PTO”). All unused PTO at the end of each year is forfeited by executive officers, except for Mr. Cook and Mr. Schwartz. Mr. Cook receives 30 days PTO annually and is allowed to carryover all unused PTO into the subsequent year. Mr. Cook is to be paid, in cash, (at the then current hourly rate) the amount of unused PTO at January 31, 2008. Mr. Schwartz receives 20 days PTO annually and is to be paid, in cash, (at the then current hourly rate) the amount of unused PTO at each year end. At December 31, 2006, Mr. Cook had 19 days of unused PTO that were carried forward into 2007. At December 31, 2006, Mr. Schwartz had unused PTO totaling $15,417, which was paid in January 2007.

Payments in Connection with a Change in Control.    All unvested share grants and unvested stock options become immediately vested following a “change in control” of company ownership. There are no other “change in control” provisions associated with executive officer employment agreements.

Emphasis on Performance

As described above, the Compensation Committee has set positive operating cash flow and achieving profitability as the performance metrics for our executive officers to earn incentive based compensation (i.e., annual cash bonus). However, when added to the value of stock options (determined by the Black-Scholes method and based in part on past pricing and variability), total long-term performance based compensation in a given year varies significantly among our executives. For example, during 2006 there were significant variations between named executive officers’ long-term incentive based compensation as a percentage of the total compensation package 0% for Mr. Cook, 62% for Mr. Dwyer, 99% for Mr. Ritter, 95% for Mr. Schwartz, 0% for Mr. Higginson, and 41% for Mr. Kolomeitsev.

Operating cash flow is defined as earnings before interest, taxes, depreciation and amortization (“EBITDA”). As such, it eliminates the significant level of non-cash depreciation and amortization expense that results from the capital intensive nature of our business and proprietary requirements to safeguard our patents and trademarks. EBITDA is also unaffected by our capital structure or investment activities. Our Compensation Committee uses this measure in evaluating our operating performance. We believe that operating cash flow is also useful to investors as it is one of the bases for comparing our operating performance with other companies in our industries, although our measure of operating cash flow may not be directly comparable to similar measures used by other companies. For these reasons, the Compensation Committee believes that EBITDA is the best overall measure of our performance that can be controlled by the decision making of our executives. We also believe that measuring performance at the Company level and not at the individual level is appropriate, because our executive group needs to operate as a team to achieve our objectives.

Generally, the Compensation Committee does not base compensation levels or awards directly on our stock price performance because it believes that it is not equitable to tie such compensation levels or awards on performance rewards based on a quantitative metric that management cannot directly control. Moreover, a close relationship between compensation levels and our stock price could lead to an undesirable focus on short-term results. However, the Compensation Committee does review benchmark data comparing our stock price performance to that of similarly-sized public companies, and does consider this information in a general way in setting compensation levels each year. In addition, because a material portion of compensation for named executive officers is normally in the form of a stock-based vehicle, a significant portion of each executive’s compensation is inherently tied to stock price movement.

Emphasis on Long-Term Stock Ownership

Vesting of Equity Based Incentive Compensation.    We seek to achieve the long-term objectives of equity compensation in part by extending the vesting period for options over a longer time period than what we believe to be the case in many other public companies. For example, with respect to the stock options granted to our named executive officers during 2006, 25% vest immediately while 75% vest ratably over four years. Prior share grants have vested over three years.

Policies Regarding Hedging and Insider Trading.    Our policy prohibits any executive officer from buying or selling any Company securities or options or derivatives with respect to Company securities without obtaining prior approval from our Compliance Officer. This policy is designed to reduce the risk that an executive will trade in our securities at a time when he or she is in possession of inside information or could be deemed to be in possession of inside information. Our policy prohibits hedging except “in exceptional and limited circumstances approved by the Nominating and Governance Committee of the Board of Directors of the Company in its sole and absolute discretion. Investing in derivatives of the Company’s securities may be permitted, provided that any such investment is subject to compliance with the Company’s pre-clearance process set forth in the policy.” Federal securities laws prohibit our executive officers, directors and 10% shareholders from selling “short” our stock.

Tax and Accounting Considerations

The Compensation Committee periodically reviews our compensation practices for purposes of obtaining the maximum tax deductibility of compensation paid, consistent with our employment agreement contractual commitments, and as one factor in our compensation philosophy. From time to time, the Compensation Committee has awarded, and may in the future award, compensation that is not fully deductible if it determines that such award is consistent with this philosophy and is in the best interests of the Company and its shareholders. The Compensation Committee also endeavors to ensure that any compensation that could be characterized as non-qualified deferred compensation complies with Section 409A of the Internal Revenue Code. Such endeavors may include amending existing compensatory arrangements.

The Compensation Committee also takes into account the accounting treatment of compensation elements in determining types or levels of compensation for our executive officers.

Other Considerations

The Compensation Committee does not take into account aggregate amounts realized or realizable from prior years’ compensation when making decisions regarding current compensation levels. The Compensation Committee believes that in order to maintain the best group of executives to lead the Company, we need to provide individualized compensation packages which are highly competitive with the marketplace and reward performance. High-quality executive talent with the experience and capabilities sought by us is scarce. The Compensation Committee believes that if we could not provide attractive compensation packages to each executive, there would be unnecessary risk to shareholder value. Conversely, to reduce current year compensation below competitive levels because we have yet to commercialize our technologies is seen by the Compensation Committee as counterproductive.

Role of Named Executive Officers in the Compensation Process.    As part of their job responsibilities, certain of our named executive officers participate in gathering and presenting facts related to compensation and benefit matters as requested by the Compensation Committee, and in formulating and making recommendations to the Compensation Committee in these areas. The executives, together with our employees who work in the compensation area and the compensation consultants, also conduct research with other expert sources to keep abreast of developments in these areas. All decisions, however, regarding the compensation of our executive officers are made by the Compensation Committee which consists entirely of independent members of the Board of Directors.

2006 Report of the Compensation Committee of the Board of Directors on Executive Compensation

The Compensation Committee of the Board of Directors has reviewed and discussed the foregoing compensation discussion and analysis with management. Based upon our review and discussions, the Compensation Committee has recommended to the Board of Directors that the compensation discussion and analysis be included in this proxy statement for filing with the U.S. Securities and Exchange Commission.

THE COMPENSATION COMMITTEE OF

THE BOARD OF DIRECTORS

Lee A. Daniels (Committee Chair)

James A. Herickhoff

Barry G. Markowitz

Alan G. Perriton

Summary Compensation Table for Fiscal Year 2006

(a) Name and Principal Position	(b) Year	(c) Salary ($)	(d) Bonus ($)	(e) Stock Awards ($)(7)	(f) Option Awards ($)(7)	(g) Non- Equity Incentive Plan Compens- ation ($)	(h) Changes in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	(i) All Other Compens- ation ($)	(j) Total ($)
Brent M. Cook (1) Chief Executive Officer (principal executive officer)	2006	$220,000	$—	$—	$—	$—	$—	$1,200	$221,200
William Dwyer (2) Former Chief Financial Officer (principal financial and accounting officer)	2006	$124,773	$—	$249,748	$—	$—	$—	$26,051	$400,572
John Ritter (3) Former President	2006	$15,000	$—	$3,937,500	$—	$—	$—	$850	$3,953,350
Patrick Schwartz (4) President	2006	$95,346	$—	$—	$1,952,300	$—	$—	$600	$2,048,246
Kraig T. Higginson (5) Executive Chairman of the Board of Directors	2006	$180,000	$—	$—	$—	$—	$—	$1,754	$181,754
Sergei Kolomeitsev (6) Vice President Research and Development	2006	$160,000	$—	$54,000	$156,055	$—	$—	$139,996	$510,051

(1)	Brent M. Cook joined the Company in January 2005 and received a base salary of $220,000 during 2006.

(2)	William Dwyer began employment in August 2004 and received a base salary of $135,000 during 2006. On January 31, 2006, we awarded Mr. Dwyer 5,000 share grants which vested immediately. The fair value of the 5,000 shares was computed using the closing market price on the grant date, or $16.35 per share. On December 4, 2006, Mr. Dwyer resigned. In accordance with Mr. Dwyer’s employment agreement, he was required to forfeit 66,668 unvested shares. However, Mr. Dwyer received a severance package of $21,477 in cash which is included in the “All Other Compensation” column above and 33,333 in share grants to be delivered ratably through September 19, 2007. The fair value of the 33,333 shares was computed using the closing market price on the grant date, or $5.04 per share.

(3)	John Ritter began employment in February 2004, and received a base salary of $5,000 per month. On January 16, 2006, Mr. Ritter resigned effective March 31, 2006. We entered into the Fifth Amended Restricted Stock Grant Agreement dated January 16, 2006 with Mr. Ritter, whereby he was required to forfeit 250,000 unvested shares from a previous share grant. In consideration for his compliance with provisions of the Fifth Amended Restricted Stock Grant Agreement, Mr. Ritter received a grant of 187,500 shares. The fair value of the 187,500 shares was computed using the closing market price on the grant date, or $21.00 per share.

(4)	Patrick J. Schwartz began employment on June 27, 2006 and received compensation of $95,346 over a period of six months, which equates to an annualized base salary of $185,000. Upon employment, Mr. Schwartz was granted 250,000 options to purchase shares of our common stock. The strike price of the options was determined as the closing market price on the grant date or, $8.98 per share. The fair value of the 250,000 options on the grant date was computed using the Black-Scholes option-pricing model totaling $1,952,300.

(5)	Kraig T. Higginson began employment in 2003 and received a base salary during 2006 totaling $180,000. During 2006, Mr. Higginson was not awarded any share grants or stock option grants.

(6)	Sergei Kolomeitsev began employment in August 2005 and received a base salary of $150,000 per year which was increased to $180,000 per year in August 2006. On August 31, 2006, we awarded

Mr. Kolomeitsev a share grant of 15,000 shares that vested immediately. The fair value of the 15,000 shares was computed using the closing market price on the grant date, or $3.60 per share. On August 31, 2006, we also awarded Mr. Kolomeitsev 50,000 options to purchase our shares of common stock that vested immediately. The fair value of the 50,000 options on the grant date was computed using the Black-Scholes option-pricing model totaling $156,055. We also agreed to pay certain relocation expenses for Mr. Kolomeitsev that were grossed up for tax purposes totaling $138,796 which is included in the “All Other Compensation” column above.

(7)	Columns (e) and (f) represent the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fair value of the stock awards and option awards to purchase our common stock in accordance with Statement of Financial Accounting Standard 123R “Share Based Payment” (“SFAS 123R”). Under SEC rules relating to executive compensation disclosure, the amounts shown exclude the impact of estimated forfeitures related to service based vesting conditions. Fair values relating to share grants have been determined under SFAS 123R and were calculated using the common stock closing price on the date of grant and multiplying that price by the number of shares subject to the share grant. See “Grants in 2006 of Plan Based Awards” table below. For option awards, we utilize the Black-Scholes option-pricing model to determine the fair value on the date of the grant multiplied by the number of options subject to the option grants in accordance with SFAS 123R. For information on the assumptions used to calculate the fair value of stock option grants, refer to Footnote 2, “Summary of Significant Accounting Policies,” to our financial statements in our Annual Report on Form 10-K dated December 31, 2006. These amounts reflect our accounting expense for these awards, and do not necessarily correspond to the actual value that will be recognized by the executive officers.

Grants in 2006 of Plan-Based Awards

The following table provides information about equity and non-equity awards granted to our named executive officers in 2006, as follows (1) the grant date for equity awards; (2) the estimated future payouts under non-equity incentive plan awards; (3) the estimated future payouts under equity incentive plan awards which consist of performance based options to purchase shares of our common stock; (4) all other share awards and option awards, which includes the number of shares underlying such stock option awards; (5) the exercise price of the stock option awards, which reflects the closing price of our common stock on the date of grant; and (6) the grant date fair value of each equity award computed under SFAS 123R.

Name (a)	Grant Date (b)	Estimated Future Payments Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payments Under Equity Incentive Plan Awards				All Other Share Awards: Number of Shares or Units (#) (i)		All Other Option Awards: Number of Securities Underlying Options (#) (j)		Exercise or Base Price of Option Awards ($/sh) (k)	Grant Date Fair Value of Stock and Option Awards ($) (l)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)		Maximum (#) (h)
Brent M. Cook	—	$27,500	$110,000	$220,000	—	—		—	—		—		$—	$—
William Dwyer	—	$13,500	$54,000	$108,000
	01/31/06				—	—		—	5,000	(3)			$16.35	$81,750
	12/04/06				—	—		—	33,333	(4)			$5.04	$167,998
John Ritter	—	$6,750	$27,000	$54,000
	01/15/06				—	—		—	187,500	(5)			$21.00	$3,937,500
Patrick J. Schwartz	—	$20,250	$81,000	$162,000
	06/27/06				—	—		—			250,000	(6)	$8.98	$1,952,300
Kraig T. Higginson	—	$22,500	$90,000	$180,000	—	—		—
Sergei Kolomeitsev	—	$13,500	$54,000	$108,000
	08/04/06				—	50,000	(2)	—						$251,720	(2)
	08/31/06				—	—		—			50,000	(7)	$3.60	$156,055
	08/31/06				—	—		—	15,000	(7)			$3.60	$54,000

(1)        Represents the minimum, target, and maximum annual non-equity performance based bonus awards available to our named executive officers during 2006. The actual amounts earned with respect to these bonuses were zero as reflected in the “Summary Compensation Table” for 2006 above under the “Non-Equity Incentive Plan Compensation” column. Bonus amounts were determined based upon the achievement of positive cash flow and operating profitability (calculated as earnings before interest, taxes, depreciation and amortization). Since we did not achieve positive cash flow and operating profitability during 2006, a non-equity incentive plan bonus was not paid.

(2)        On August 4, 2006, we committed to grant to Mr. Kolomeitsev 50,000 options to purchase shares of our common stock, contingent upon our successfully licensing technology developed by Mr. Kolomeitsev. In accordance with SFAS 123R, the exercise price will not be established until the date when the technology license is signed by a third party. Accordingly, at each quarter and year end, we are required to reassess the probability of successfully achieving the performance and we are required to re-calculate the fair value of the contingent option until the performance is successfully completed. Accordingly, based upon the Black-Scholes option-pricing model, the fair value of the performance based options at December 31, 2006 totaled $251,720.

(3)        Represents a share grant to Mr. Dwyer of 5,000 shares of our common stock that vested immediately and were issued and delivered 50% on December 8, 2006 and 50% on December 13, 2006.

(4)        Represents a share grant to Mr. Dwyer of 33,333 shares of our common stock in connection with a severance agreement resulting from his resignation on December 4, 2006. The shares vested immediately and will be delivered ratably between July 25, 2007 and September 19, 2007.

(5)        Represents a share grant to Mr. Ritter of 187,500 shares of our common stock in connection with a severance agreement resulting from his resignation effective March 31, 2006. The shares vested immediately and were delivered ratably (6,250 weekly, excluding two weeks) between May 3, 2006 and December 6, 2006.

(6)        In accordance with our June 27, 2006 employment agreement with Mr. Schwartz, we granted to Mr. Schwartz 250,000 options to purchase shares of our common stock. 25,000 options vested immediately and 3,750 options vest each month from July 1, 2006 to June 1, 2007. 45,000 options will vest on each anniversary date from June 27, 2007 to June 27, 2010.

(7)        Represents a share grant to Mr. Kolomeitsev of 15,000 shares of our common stock that vested immediately and was delivered ratably over a one-month period in November 2006. We also granted to Mr. Kolomeitsev 50,000 options to purchase our common stock which became fully vested on the date of grant.

Outstanding Equity Awards at December 31, 2006

The following table provides information on the current holdings of stock options and stock awards by our named executive officers. This table includes unexercised, vested and unvested option awards (see columns (b), (c), (d), (e), and (f)) and unvested stock awards (see column (g)). The vesting schedules for these grants are disclosed in the footnotes to this table. The market value of the stock awards is based upon the closing market price of a share of our common stock as of December 31. 2006, or $6.12 per share.

Name (a)	Option Awards								Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unvested Options (#) (d)		Option Exercise Price ($) (e)		Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Brent M. Cook	100,000	—		—		$4.15		10/05/2014	—		$—	—	$—
William Dwyer	—	—		—		$—		—	—	(4)	$—	—	$—
John Ritter	—	—		—		$—		—	—		$—	—	$—
Patrick J. Schwartz	47,500	202,500	(1)	—		$8.98		06/26/2016	—		$—	—	$—
Kraig T. Higginson	—	—		—		$—		—	—		$—	—	$—
Sergei Kolomeitsev	17,500	52,500	(2)			$17.20		08/07/2015
	50,000	—				$3.60		08/30/2016
	—	—		50,000	(3)	$—	(3)	08/03/2016
									5,000	(5)	$30,600	—	$—

(1)	3,750 shares underlying the options vest each month from January 2007 to June 2007. 45,000 shares underlying the options vest on each anniversary date from June 27, 2007 to June 27, 2010.

(2)	3,500 shares underlying the options vest each quarter from February 8, 2007 to August 8, 2010.

(3)	On August 4, 2006, we committed to grant to Mr. Kolomeitsev 50,000 options to purchase shares of our common stock, contingent upon our successfully licensing technology developed by Mr. Kolomeitsev. The exercise price will be established on the date the technology license is signed by a third party, if any.

(4)	In accordance with the Third Amended Stock Grant Agreement with Mr. Dwyer dated July 31, 2006, Mr. Dwyer has delayed the delivery (settlement) of 118,332 shares of our common stock that previously vested in 2005. According to the Third Amended Stock Grant Agreement with Mr. Dwyer, these shares are to be delivered ratably between January 3, 2007 and June 27, 2007. According to the same agreement, Mr. Dwyer has delayed the delivery of 33,333 shares that vested on December 4, 2006 to be delivered ratably between July 25, 2007 and September 19, 2007.

(5)	Represents the unvested portion of a share grant to Mr. Kolomeitsev on August 8, 2005. 5,000 shares vested on January 2, 2007.

Options Exercised and Stock Vested in 2006

The following table provides information, for each named executive officer, on (1) stock option exercises during 2006, including the number of shares acquired upon exercise and the value realized, and (2) the number of shares resulting from vesting of stock grants and the value realized each before payment of any applicable withholding tax.

Name (a)	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)		Value Realized on Vesting ($) (e)
Brent M. Cook	—	$—	—			$—
William Dwyer	—	$—	5,000 33,333 90,000	(1) (2)	$ $ $	23,750 167,998 451,290	(1)
John Ritter	—	$—	187,500 250,000	(3)	$ $	1,595,750 3,737,500	(3)
Patrick Schwartz	—	$—	—			$—
Kraig T. Higginson	—	$—	—			$—
Sergei Kolomeitsev	—	$—	30,000			$255,500

(1)        Mr. Dwyer deferred the delivery (settlement) of 33,333 shares of our common stock granted on December 4, 2006 to be delivered ratably between July 25, 2007 and September 19, 2007. The actual value that he will realize upon settlement will depend on the value of the shares of our common stock at the time the stock is delivered. The fair value of vested shares on the grant date was $167,998.

(2)        In accordance with the Third Amended Stock Grant Agreement with Mr. Dwyer dated July 31, 2006, Mr. Dwyer received delivery (settlement) of 90,000 shares delayed from a previous vesting in 2005. According to the Third Amended Stock Grant Agreement with Mr. Dwyer, these shares were to be delivered ratably between November 1, 2006 and December 19, 2006. According to the same agreement the balance of 118, 332 undelivered shares will be delivered ratably between January 3, 2007 and June 27, 2007. The actual value that he will realize upon settlement of the undelivered shares at December 31, 2006 will depend on the value of the shares of our common stock at the time the common shares are delivered.

(3)        On March 28, 2006, we satisfied an obligation to deliver 250,000 shares pursuant to the Fifth Amended Stock Grant Agreement with Mr. Ritter dated January 16, 2006. Mr. Ritter agreed to a net share issuance and accepted delivery of 150,707 shares of our common stock in lieu of paying the applicable payroll withholding taxes. We paid $994,916 to cover the outstanding payroll taxes in exchange for the balance of the unissued 99,293 shares deducted from the amount originally vested.

Employment Contracts and Change-in-Control Arrangements

Except as indicated below, there are no employment contracts, compensatory plans or arrangements, including payments to be received from the Company, with respect to any director or executive officer that would in any way result in payments to any such person because of his or her resignation, retirement or other termination of employment with the Company or any subsidiary, any change in control of the Company, or a change in the person’s responsibilities following a change in control of the Company.

Agreements with our Named Executive Officers

The following is a description of selected terms of the agreements that we have entered into with our named executive officers, as such terms relate to the compensation reported and described in this proxy statement.

Employment Agreement with Brent M. Cook

Base Salary. The agreement provides for an annual salary of $220,000 from inception of this agreement on January 31, 2005 through the term of the agreement ending January 31, 2008, unless the agreement is terminated earlier as a result of a termination of Mr. Cook’s employment. The agreement provides for annual compensation reviews for comparable positions at public companies. If Mr. Cook does not continue employment with us after the termination of the agreement, Mr. Cook shall receive the sum of one year’s annual base salary in effect at the time of termination plus the annualized average of any incentive bonus payments made during the period of employment prior to Mr. Cook’s termination.

Bonus. The agreement provides that Mr. Cook is eligible to participate in an incentive bonus pursuant to our bonus plan, and participate in a deferred compensation plan that may be in effect from time to time. During the term of the agreement, Mr. Cook’s bonus opportunity, expressed as a percentage of base salary, will be established by the Compensation Committee at not more than 100% if all performance targets are achieved.

Equity-Based Incentive Awards. The agreement provides that Mr. Cook is eligible to receive additional options to purchase our common stock during the period of employment pursuant to a stock option plan that may be in effect from time to time.

Perquisites. The agreement provides that during the period of employment, that any unused vacation time may be carried over from year to year. At the end of the term of the agreement, Mr. Cook is paid the cash amount of the unused portion of accrued salary attributable to any unused vacation time.

Employment Agreement with William Dwyer

Base Salary. The agreement provided for an annual salary of $135,000 from inception of this agreement through the term of the agreement ending August 1, 2007, unless the agreement is terminated earlier as a result of a termination of Mr. Dwyer’s employment.

Equity-Based Incentive Awards. Mr. Dwyer received 100,000 shares that immediately vested upon execution of the agreement. The balance of 300,000 shares vested annually (100,000 shares in August 2005, 100,000 in August 2006, and 100,000 in August 2007). Based upon the agreement, when Mr. Dwyer resigned, he received a prorated number of shares equal to 8,333 shares per month for every full month employed by us.

Perquisites. The agreement provided for reimbursement of non-taxable qualified moving expenses, including traveling and lodging during the final move.

The employment agreement was amended three times since its inception to change the delivery schedule of the vested stock grant. No other provisions of the agreement were amended. Mr. Dwyer resigned on December 4, 2006 and received a severance payment totaling $21,477 in cash and 33,333 in stock grants that had a fair value of $167,998 on the date of resignation. In conjunction with the resignation, Mr. Dwyer forfeited 66,668 shares previously awarded in the employment agreement.

Employment Agreement with Patrick J. Schwartz

Base Salary. The agreement provides for an annual salary of $185,000 from inception of this agreement through the term of the agreement ending June 27, 2007, unless the agreement is terminated earlier as a result of a termination of Mr. Schwartz’s employment. If, after six months of service, the agreement is terminated by either party earlier than June 27, 2007 (except for certain conditions), Mr. Schwartz is entitled to receive severance pay totaling six months salary.

Bonus. The agreement provides that Mr. Schwartz is eligible to participate in an incentive bonus pursuant to our bonus plan, and participate in a deferred compensation plan that may be in effect from time to time. During the term of the agreement, Mr. Schwartz’s bonus opportunity, expressed as a percentage of base salary, will be established by the Compensation Committee at not more than 90% if all performance targets are achieved.

Equity-Based Incentive Awards. The agreement provides that Mr. Schwartz is eligible to receive additional options to purchase our common stock during the period of employment pursuant to a stock option plan that may be in effect from time to time.

Perquisites. The agreement provides that during the period of employment, Mr. Schwartz is paid the cash amount of the unused portion of accrued salary attributable to any unused vacation time on each annual anniversary date of the employment agreement.

Restricted Stock Grant Agreement with John Ritter

Base Salary. The agreement provided for an annual salary of $60,000 from inception of this agreement through the term of the agreement ending February 23, 2007, unless the agreement was terminated earlier as a result of a termination of Mr. Ritter’s employment.

Equity-Based Incentive Awards. The restricted stock grant agreement provided for 1,000,000 shares of which 250,000 vested immediately and the remaining 750,000 shares vested quarterly (62,500 per quarter) through February 2007.

The agreement was amended five times since inception. The first three amendments related to delays in the delivery schedule of the share grants. The fourth amendment provided for restrictions in stock sales and redefined Mr. Ritter’s employment relationship. The fifth amended restricted stock agreement dated January 15, 2006 was a result of Mr. Ritter’s resignation effective March 31, 2006. The fifth amended restricted stock agreement acknowledged that Mr. Ritter had a base salary of $60,000 per year and required Mr. Ritter to forfeit the remaining 250,000 shares not vested as of March 31, 2006. In consideration of Mr. Ritter agreeing to use commercially reasonable efforts to comply with the non-disparagement clause in the agreement, we granted Mr. Ritter 187,500 shares that vested at a rate of 6,250 per week from May 3, 2006 until December 6, 2006 (two weeks excluded). The fair market value of the January 16, 2006 grant of 187,500 shares totaled $3,937,500.

At-Will Agreements

Kraig T. Higginson and Sergei Kolomeitsev are currently employed on an “at-will” basis and have no employment contracts with us. The current base salary, participation in the incentive bonus plan, equity based compensation and perquisites have been approved by the Compensation Committee.

Non-Competition and Confidentiality

Employees agree that for a period of two years after the termination of employment they will not directly compete with us or our business within the continental United States of America. The employee agrees to hold in confidence for our benefit all secrets or confidential information, knowledge, or data relating to us or any of our affiliated companies or subsidiaries.

COMPENSATION OF DIRECTORS

Consistent with similarly-sized public companies, we offer compensation to the non-employee members of our Board of Directors. Directors who are our employees do not receive any fees for their services as directors. Prior to July 3, 2006, each non-employee director received $500 for each Board of Director meeting or Audit, Compensation or Nominating and Governance Committee meeting attended by telephone and $1,000 for each meeting attended in person in their capacity as director or for any other business conducted on our behalf.

Mr. Daniels received a $2,500 annual retainer in his capacity as chairperson of the Compensation Committee. Mr. Herickhoff received a $2,500 annual retainer in his capacity as chairperson of the Nominating and Governance Committee. Mr. Roeder received a $10,000 annual retainer in his capacity as chairperson of the Audit Committee.

Effective July 3, 2006, the Compensation Committee reviewed and approved increases to cash compensation for non-employee directors. The adjustment to director compensation was based upon a review of compensation levels for outside directors at comparable, similarly-sized, public companies. Accordingly, after July 3, 2006, each non-employee director receives an $8,000 annual retainer ($2,000 quarterly). Additionally, each non-employee director receives annual Board meeting fees totaling $10,000 ($2,500 quarterly) and annual Committee fees totaling $15,000 ($3,750 quarterly) to replace the prior telephone and “in person” meeting fees. Mr. Daniels receives an annual fee of $5,000 ($1,250 quarterly) in his capacity as the chairperson of the Compensation Committee. Mr. Herickhoff receives an annual fee of $5,000 ($1,250 quarterly) in his capacity as the chairperson of the Nominating and Governance Committee. Mr. Roeder receives an annual fee of $15,000 ($3,750 quarterly) in his capacity as chairperson of the Audit Committee.

Effective November 9, 2006, the Board of Directors approved the creation of two new advisory committees; the Power Generation Committee and the Transportation Committee. On the same date, the Compensation Committee approved the fees for the chairpersons of each new committee. Mr. Markowitz receives an annual fee of $40,000 in his capacity as chairperson of the Power Generation Committee. Mr. Markowitz’s first year’s annual fee was paid over a four-month period ($20,000 in 2006 and $20,000 in 2007). Mr. Perriton receives an annual fee of $40,000 ($10,000 quarterly) in his capacity as chairperson of the Transportation Committee.

Non-employee directors and employee directors are reimbursed for travel expenses for meetings attended.

Beginning in 2005, the members of the Board of Directors participated in the Raser Technologies, Inc. Amended and Restated 2004 Long-Term Incentive Plan, pursuant to which each director was awarded options to purchase shares of our common stock. In order to attract and retain highly qualified directors, we believe that the inclusion of stock options and share grant awards in the director compensation packages, provides the necessary incentives to ensure that our directors are retained. During 2006, with the creation of the Power Generation Committee and Transportation Committee, Mr. Markowitz and Mr. Perriton were granted 5,000 options each to purchase shares of our common stock in their capacity as chairpersons of these committees. The options vest 12 months after the grant date and expire ten years from the grant date.

On July 3, 2006, the Compensation Committee of the Board of Directors of Raser approved a new compensation plan for its outside directors. The standard equity package pursuant to the new plan consists of common stock awards varying in quantity from year to year based upon the nominal fair value of $95,000 of the total shares granted as of the date of each Annual Meeting of Shareholders (each actual share award is rounded to the nearest round lot of 100 shares). Current outside directors are allowed to transition to the new plan by making an election within 30 days of the plan’s adoption by the Compensation Committee or the Annual Meeting of Shareholders in subsequent years. Any director who elects to adopt the new plan will retain all options vested up to that point under previous compensation arrangements and forfeit all unvested options.

Director Compensation Table for Fiscal Year 2006

The following table sets forth specified information regarding the compensation for 2006 of our non-employee directors. Our employee directors, Messrs. Brent M. Cook and Kraig T. Higginson, do not receive any compensation for their services as directors.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c) (1)	Options Awards ($) (d) (2)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension and Nonqualified Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Lee A. Daniels	$26,250	$95,294	$—	$—	$—	$—	$121,544
James A. Herickhoff	$27,750	$98,050	$—	$—	$—	$—	$125,800
Barry G. Markowitz	$44,500	$95,294	$23,868	$—	$—	$—	$163,662
Alan G. Perriton	$32,000	$—	$23,868	$—	$—	$—	$55,868
Reynold Roeder	$36,500	$—	$—	$—	$—	$—	$36,500

(1)        During the year ended December 31, 2006, three of the eligible outside directors chose to adopt the new plan. Accordingly, Mr. Daniels, Mr. Herickhoff and Mr. Markowitz were granted a total of 10,600 shares each to be vested and delivered on June 27, 2007, one year after the 2006 Annual Meeting of Shareholders. These stock awards are unvested and undelivered at December 31, 2006. Mr. Daniels did not forfeit any options because they were fully vested at the time of the election. Mr. Herickhoff and Mr. Markowitz forfeited a cumulative total of 156,667 unvested options.

(2)        Mr. Markowitz and Mr. Perriton received 5,000 options to purchase shares of our common stock on November 9, 2006. These options vest after one year and are outstanding as of December 31, 2006.

Consistent with SFAS 123R “Share Based Payments,” the stock awards are recorded at fair value based on the closing market price of our common stock on the NYSE Arca exchange on the grant date. Additionally, option awards are recorded at fair value based on the Black-Scholes option-pricing model on the grant date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From inception to December 31, 2006, we granted options to purchase an aggregate of 980,000 shares of our common stock to individuals that currently serve as our named executive officers and directors. Such options were granted at exercise prices ranging from $3.60 to $25.95 per share, in each case reflecting the fair market value per share of our common stock on the date of grant. 156,667 of the options have been forfeited by directors in July 2006 to participate in the revised director incentive plan. No options awarded to current named executive officers and directors have been exercised as of December 31, 2006.

From inception to December 31, 2006, we granted 2,192,633 shares of our common stock to our named executive officers and directors. Of those shares granted, as of December 31, 2006, 1,438,207 shares have been issued and delivered, and are included in the total shares outstanding, 316,668 unvested shares granted to two former named executive officers have been forfeited and 99,293 shares were returned to us as part of a net share settlement by a former named executive officer.

A “related party transaction” is a transaction between Raser and (i) any person that is a beneficial holder of 5% or more of the Company’s common stock or any person who is a director, officer or employee of Raser or

(ii) any person or entity that is a related party to a person who is a director, officer or employee of Raser. For purposes of this policy, officers shall be defined as “Executive Officers” under applicable SEC rules and regulations. As described in our corporate code of ethics, the Company generally prohibits all related party transactions unless the Board of Directors or a related subcommittee determines, in advance, that there is a compelling business reason to enter into such a transaction. Board of Director or related subcommittee approvals are documented in the minutes to the applicable meeting.

Kevin Kerlin, the son of Jack Kerlin, a beneficial holder of more than 10% of the outstanding shares of common stock of the Company, is currently an employee of the Company. Kevin Kerlin serves as a mechanical engineer and has an annual salary of $50,800. In addition, in connection with his employment, the Company granted Kevin Kerlin an option to purchase 50,000 shares of the Company’s common stock at an exercise price of $3.65 per share, which reflects the fair market value per share of our common stock at the time of the grant as determined by our Board of Directors.

No material related party transactions occurred during fiscal year 2006.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Raser is committed to having sound corporate governance principles. Having such principles is essential to running our business efficiently and to maintaining our integrity in the marketplace.

Board Structure and Committee Composition

As of the date of this proxy statement, our Board of Directors is composed of seven (7) directors and maintains the following three standing committees: Audit Committee; Compensation Committee; and Nominating and Governance Committee. The Board of Directors has also established two advisory committees; the Power Generation Committee; and the Transportation Committee. The Board of Directors has determined that each of our five non-employee directors has no material relationship with the Company and is independent within the meaning of the NYSE Arca’s corporate governance listing standards and the rules of the SEC. The membership as of the date of this proxy statement and the function of each of the standing committees are described below.

Name of Director	Audit Committee	Compensation Committee	Nominating and Governance Committee
Non-Employee Directors:
Lee A. Daniels	X	X*	X
James A. Herickhoff	X	X	X*
Reynold Roeder	X*
Barry G. Markowitz	X	X	X
Alan G. Perriton	X	X	X
Employee Directors:
Kraig T. Higginson
Brent M. Cook
Number of Meetings Held During 2006 (prior fiscal year)	9	6	2

X = Committee member; * = Chairperson;

Our Board of Directors held 19 meetings during the fiscal year ended December 31, 2006 (the “Last Fiscal Year”). Each director attended at least 75% of all Board of Directors and applicable committee meetings. The Board of Directors encourages its members to attend annual meetings of shareholders of Raser. All elected directors attended the 2006 Annual Meeting of Shareholders.

Audit Committee

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The primary responsibility of the Audit Committee is to oversee the accounting and financial reporting processes of Raser and report the financial results to the Board of Directors. The Audit Committee assists the Board of Directors in fulfilling its responsibilities for general oversight of the integrity of the financial statements, compliance with legal and regulatory requirements, the independent auditors’ qualifications, independence and performance, and internal accounting and financial controls and reporting practices. Among other things, the Audit Committee prepares the Audit Committee report for inclusion in the annual proxy statement of Raser; annually reviews the Audit Committee’s charter and the Audit Committee’s performance; appoints, evaluates and determines the compensation of our independent registered public accountants; reviews and approves the scope of the annual audit, the audit fee and the financial statements; reviews our disclosure controls and procedures, internal controls, information security policies, internal audit function, and corporate policies with respect to financial information and earnings guidance; oversees investigations into complaints concerning financial matters; and reviews other risks that may have a significant impact on the financial statements of Raser. The Audit Committee works closely with management as well as our independent auditors. The Audit Committee also has the authority to obtain advice and assistance from, and receive appropriate funding from Raser for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

Our Board of Directors has determined that each member of the Audit Committee meets the independence criteria prescribed by applicable law and the rules of the SEC for audit committee membership. Also, our Board of Directors has determined that Reynold Roeder qualifies as an “audit committee financial expert,” as defined in the rules and regulations of the SEC and in accordance with the corporate governance standards of the NYSE Arca Exchange.

The report of the Audit Committee is included on page 31 of this proxy statement. The Audit Committee of the Board of Directors operates under a written charter adopted by the Board of Directors. The Audit Committee Charter is available on our website at www.rasertech.com.

Compensation Committee

The Compensation Committee assists the Board of Directors in discharging its responsibilities relating to the compensation of our executive officers and directors. The Compensation Committee determines, approves and reports to the Board of Directors on all elements of compensation for our executive officers, including salaries, bonuses, stock option grants, and other benefits and compensation arrangements. The Compensation Committee provides general oversight of our compensation structure and also has the authority to make grants under and otherwise administer our equity compensation plans.

The report of the Compensation Committee is included on page 17 of this proxy statement. The Compensation Committee Charter is available on our website at www.rasertech.com.

Nominating and Governance Committee

The Nominating and Governance Committee assists our Board of Directors in fulfilling its responsibilities with respect to corporate governance of Raser. The Nominating and Governance Committee is responsible for developing and recommending to the Board of Directors the governance principles applicable to Raser; overseeing the evaluation of the Board of Directors and management of Raser; recommending to the Board of

Directors director nominees for each committee; and assisting the Board of Directors in identifying prospective director nominees and determining the director nominees for election at annual meetings of shareholders of Raser. Among other things, the Nominating and Governance Committee determines the criteria for qualification and selection of directors for election to the Board of Directors; oversees the organization of the Board of Directors with a view to facilitating the Board of Directors’ proper and efficient discharge of its duties and responsibilities; and identifies best practices in the area of corporate governance principles, including giving proper attention and providing effective responses to shareholder concerns regarding corporate governance. Other specific duties and responsibilities of the Nominating and Governance Committee include: annually assessing the size and composition of the Board of Directors; developing qualifications for the Board of Directors committees as appropriate; defining criteria for director independence; monitoring compliance with Board of Directors and Board of Directors committee membership criteria; annually reviewing and recommending directors for continued service; coordinating and assisting management and the Board of Directors in recruiting new members to the Board of Directors; reviewing and recommending proposed changes to our Articles of Incorporation or Bylaws and Board of Directors committee charters; recommending Board of Directors committee assignments; reviewing, approving and monitoring all service by executive officers on outside boards of directors; overseeing the evaluation of the Board of Directors and management; reviewing and approving in advance any proposed related party transactions; reviewing, approving and monitoring compliance with the Code of Ethics of Raser.

Our Board of Directors has determined that each member of the Nominating and Governance Committee meets the independence criteria prescribed by NYSE Arca rules.

The charter of the Nominating and Governance Committee is available on our website at www.rasertech.com.

Consideration of Director Nominees

Shareholder nominees

The policy of the Board of Directors is to consider properly submitted shareholder nominations for candidates for membership on the Board of Directors as described under “Identifying and Evaluating Nominees for Directors” below. In evaluating such nominations, the Board of Directors seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and to address the membership criteria set forth under “Director Qualifications” below. Any shareholder nominations proposed for consideration by the Board of Directors should include the nominee’s name and qualifications for Board of Directors membership and should be addressed to:

Corporate Secretary

Raser Technologies, Inc.

5152 North Edgewood Drive, Suite 375

Provo, UT 84604

For a description of the process for nominating directors, please refer to “Questions and Answers Concerning this Solicitation and Voting at the Annual Meeting—What is the deadline to propose actions for consideration at next year’s annual meeting of shareholders or to nominate individuals to serve as directors?” on page 6.

Director Qualifications

Members of the Board of Directors should have the highest professional and personal ethics and values. They should have broad experience at the policy-making level in business, government, education, technology or public interest. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all shareholders.

Identifying and Evaluating Nominees for Directors

The Board of Directors utilizes a variety of methods for identifying and evaluating nominees for director. The Board of Directors regularly assesses the appropriate size of the Board of Directors, and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Board of Directors considers various potential candidates for director. Candidates may come to the attention of the Board of Directors through current members of the Board of Directors, professional search firms, shareholders or other persons. These candidates are evaluated at regular or special meetings of the Board of Directors and may be considered at any point during the year. As described above, the Board of Directors considers properly submitted shareholder nominations for candidates for the Board of Directors. Following verification of the shareholder status of persons proposing candidates, recommendations are aggregated and considered by the Board of Directors at a regularly scheduled meeting, which is generally the first or second meeting prior to the issuance of the proxy statement for the annual meeting. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials are forwarded to the Board of Directors. The Board of Directors also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder. In evaluating such nominations, the Board of Directors seeks to achieve a balance of knowledge, experience and capability on the Board of Directors.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between any member of the Compensation Committee and any member of any other company’s board of directors or compensation committee.

Communications with the Board of Directors

Individuals may communicate with our Board of Directors by writing to Corporate Secretary, Raser Technologies, Inc., 5152 North Edgewood Drive, Suite 375, Provo, Utah 84604. Our Corporate Secretary will forward all appropriate communication to the Board of Directors or individual members of the Board of Directors specified in the communication. Communications intended for non-management directors should be directed to the Chairperson of the Audit Committee at the Company’s address listed above.

2006 REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, this report of the Audit Committee of the Board of Directors shall not be deemed “filed” with the Commission or “soliciting material” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

The following is the Audit Committee’s report submitted to the Board of Directors for the fiscal year ended December 31, 2006.

The Audit Committee of the Board of Directors has:

•	reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2006 with the Company’s management;

•

discussed with Hein & Associates LLP, the Company’s independent registered public accountants for the year ended December 31, 2006, the materials required to be discussed by Statement on Auditing Standards No. 61; and

•	reviewed the written disclosures and the letter from Hein & Associates LLP required by Independent Standards Board No. 1 and has discussed with Hein & Associates LLP its independence.

Based on the foregoing review and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s 2006 Annual Report on Form 10-K and appointed Hein & Associates LLP to serve as the Company’s independent registered public accountants for the year ending December 31, 2007.

AUDIT COMMITTEE

Reynold Roeder (Committee Chair)

Lee A. Daniels

James A. Herickhoff

Barry G. Markowitz

Alan G. Perriton

PROPOSALS TO BE VOTED ON

PROPOSAL 1

ELECTION OF DIRECTORS

Raser’s Articles of Incorporation provide that the Board of Directors shall be divided into three classes designated as Class I, Class II and Class III, respectively, with the classes of directors serving for staggered three-year terms. We have three (3) Class I directors, Reynold Roeder, Barry G. Markowitz and Alan G. Perriton, whose terms expire at our 2009 Annual Meeting of our Shareholders in 2009; two (2) Class II directors, Brent M. Cook and James A. Herickhoff, whose terms expire at the 2007 Annual Meeting of Shareholders; and two (2) Class III directors, Kraig T. Higginson and Lee A. Daniels, whose terms expire at our 2008 Annual Meeting of Shareholders. In accordance with our Articles of Incorporation, any additional directorships resulting from an increase in the number of directors shall be apportioned among the three classes so as to maintain the number of directors in each class as nearly equal as possible.

Class II Director Nominees

Our Nominating and Governance Committee/Board of Directors has nominated Brent M. Cook and James A. Herickhoff for election as Class II directors. Mr. Cook was recommended as a nominee to the Board of Directors by Mr. Markowitz. Mr. Herickhoff was recommended as a nominee to the Board of Directors by Mr. Markowitz. If elected, Messrs. Cook or Herickhoff will hold office as Class II directors until Raser’s 2010 Annual Meeting of Shareholders , or until their respective successors are elected and duly qualified, or until their earlier death, resignation or removal.

If you sign your proxy or voting instruction card but do not give instructions with respect to the voting of directors, your shares will be voted for the two (2) Class II nominees recommended by our Board of Directors. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy or voting instruction card. The Board of Directors expects that each nominee will be available to serve as a director. In the event Messrs. Cook or Herickhoff become unavailable, however, the proxy holders will vote for any nominee designated by the Board of Directors, unless the Board of Directors chooses to reduce the number of directors serving on the Board of Directors. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them, in the absence of contrary instruction, in such a manner as to assure the election of Messrs. Cook or Herickhoff.

Vote Required and Recommendation of the Board of Directors

The two (2) Class II nominees receiving the highest number of affirmative “FOR” votes at the meeting (a plurality of votes cast) will be elected to serve as directors in those respective classes. Votes withheld from any director nominee will be counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Utah law.

The Board of Directors recommends a vote “FOR” the election of Brent M. Cook and James A. Herickhoff as Class II directors.

PROPOSAL 2

REINCORPORATION IN DELAWARE

Introduction

For the reasons set forth in “Principal Reasons for the Reincorporation Proposal” below, the Board of Directors of the Company believes that it is advisable and in the best interests of the Company and its shareholders to change the state of incorporation of the Company from Utah to Delaware. The Company proposes to accomplish the reincorporation in Delaware by merging the Company into a newly formed wholly-owned subsidiary of the Company that is incorporated in Delaware (the “reincorporation merger”). The name of the Delaware corporation, which will be the successor to the Company in the reincorporation merger, is also Raser Technologies, Inc. This proxy statement refers to Raser Technologies, Inc., the Utah corporation, as “Raser Utah” or the “Company” and to Raser Technologies, Inc., the Delaware corporation, as “Raser Delaware” or the “surviving corporation.”

Raser Delaware was incorporated under Delaware law in April 2007 under the name “Raser Technologies, Inc.” The address and phone number of Raser Delaware are the same as the address and phone number of the Company. As of the date and time immediately prior to the effective date of the reincorporation merger, if the reincorporation merger is effected, Raser Delaware will not have any material assets or liabilities and will not have carried on any material business.

As discussed in “Principal Reasons for the Reincorporation Proposal,” management believes that reincorporation in Delaware is beneficial to the Company because Delaware corporate law is more comprehensive, widely used and extensively interpreted than other state corporate laws, including Utah corporate law. Management also believes that potential investors and other parties that may enter into contracts with the Company are more familiar with Delaware corporate law. As a result, a reincorporation in Delaware may facilitate future transactions by the Company with third parties.

The Reincorporation Merger

The reincorporation merger would be effected pursuant to the agreement and plan of merger in substantially the form attached as Exhibit A. Upon completion of the reincorporation merger, the Company would cease to exist as a corporate entity and Raser Delaware, which would be the surviving corporation, would continue to operate the business of the Company under the name Raser Technologies, Inc. The discussion of the reincorporation merger set forth below is qualified in its entirety by reference to the attached agreement and plan of merger.

Pursuant to the agreement and plan of merger, each outstanding share of common stock, par value $.01 per share, of Raser Utah would be converted automatically into one share of common stock, par value $.01 per share, of Raser Delaware upon the effective date of the reincorporation merger. Each stock certificate representing issued and outstanding shares of common stock of Raser Utah would continue to represent the same number of shares of common stock of Raser Delaware. If Raser Utah and Raser Delaware effect the reincorporation merger, shareholders of Raser Utah would not need to exchange their existing stock certificates of Raser Utah for stock certificates of Raser Delaware. Shareholders may, however, exchange their certificates if they choose to do so. Assuming that Raser Utah and Raser Delaware effect the reincorporation merger, the surviving corporation may decide to issue substitute stock certificates in the future to replace the current certificates that are outstanding. If the surviving corporation were to decide to issue substitute stock certificates, the surviving corporation would notify its stockholders.

Raser Delaware intends to qualify to do business as a foreign corporation in the states in which Raser Utah is qualified to do business before Raser Utah and Raser Delaware effect the reincorporation merger.

The agreement and plan of merger provides that the respective obligations of Raser Utah and Raser Delaware under the agreement and plan of merger are subject to the following conditions:

• The agreement and plan of merger shall have been adopted by the sole stockholder of Raser Delaware, in accordance with the requirements of the General Corporation Law of the State of Delaware and the Certificate of Incorporation and Bylaws of Raser Delaware; and

• The agreement and plan of merger shall have been adopted by holders of at least a majority of all the votes entitled to be cast thereon of Raser Utah, in accordance with the requirements of the Utah Revised Business Corporation Act and the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of Raser Utah.

The common stock of Raser Utah is listed on the NYSE Arca exchange under the symbol “RZ.” Following the reincorporation merger, the common stock of the surviving corporation will continue to be listed by NYSE Arca under the same name and symbol.

If Raser Utah and Raser Delaware effect the reincorporation merger, all employee benefit plans (including stock option and other equity-based plans) of Raser Utah would be continued by the surviving corporation, and each stock option and other equity-based award issued and outstanding pursuant to such plans would be converted automatically into a stock option or other equity-based award with respect to the same number of shares of common stock of the surviving corporation, upon the same terms and conditions as set forth in the applicable plan under which the award was granted and in the agreement reflecting the award. Similarly, each outstanding warrant to purchase common stock of Raser Utah would be converted automatically into a warrant to purchase the same number of shares of common stock of the surviving corporation, upon the same terms and conditions.

If the shareholders of Raser Utah approve the reincorporation merger, Raser Utah and Raser Delaware plan to effect the reincorporation merger as soon as practicable after the 2007 Annual Meeting of Shareholders. The agreement and plan of merger provides that the Board of Directors of either Raser Utah or Raser Delaware may abandon the reincorporation merger for any reason, notwithstanding shareholder approval. If the shareholders do not approve the reincorporation merger, Raser Utah and Raser Delaware would not consummate the merger and Raser Utah would continue to operate as a Utah corporation.

Under Utah law, shareholders of Raser Utah do not have the right to assert dissenters’ rights in connection with the reincorporation proposal or the reincorporation merger.

Vote Required for the Reincorporation Proposal

Utah law requires the affirmative vote of a majority of the votes entitled to be cast by the holders of common stock of Raser Utah to approve the agreement and plan of merger pursuant to which Raser Utah and Raser Delaware would effect the reincorporation merger. Abstentions and broker non-votes will have the same effect as votes against the reincorporation proposal. A vote in favor of the reincorporation proposal is a vote to approve the agreement and plan of merger and therefore the reincorporation merger. A vote in favor of the reincorporation proposal is also effectively a vote in favor of the amendment of the Certificate of Incorporation of Raser Delaware and the amendment of the Bylaws of Raser Delaware to be effected by the reincorporation merger. If the shareholders approve the agreement and plan of merger and the reincorporation merger becomes effective, the Certificate of Incorporation of Raser Delaware will be amended in its entirety by virtue of the reincorporation merger as set forth in Exhibit B (as amended, the “Delaware Certificate”) and the Bylaws of Raser Delaware will be amended in their entirety by virtue of the reincorporation merger as set forth in Exhibit C (as amended, the “Delaware Bylaws”) and will become the certificate of incorporation and bylaws of the surviving corporation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE REINCORPORATION PROPOSAL

Principal Reasons for the Reincorporation Proposal

The Company’s predecessor was originally organized as a limited liability company under the laws of the State of Utah on October 28, 2002. The Company’s predecessor merged into Raser Utah on July 18, 2003. The incorporators of Raser Utah chose to incorporate in the State of Utah because the laws of Utah were suitable for Raser Utah’s operations at the time.

For many years, Delaware has followed a policy of encouraging incorporation in Delaware and, in furtherance of that policy, has been the leader in adopting, construing and implementing comprehensive, flexible corporate laws that are responsive to the legal and business needs of the corporations organized under Delaware law. Delaware has established progressive principles of corporate governance that the Company could draw upon when making business and legal decisions. In addition, any direct benefit that Delaware law provides to corporations indirectly benefits the stockholders. Because Delaware law is responsive to the needs of stockholders, Delaware law also directly benefits stockholders. For these reasons, the Company has determined that Delaware law would better suit the current needs of the Company and its stockholders than Utah law does.

To take advantage of Delaware’s flexible and responsive corporate laws, many corporations choose to incorporate initially in Delaware or choose to reincorporate in Delaware as Raser Utah proposes to do. In general, the Company believes that Delaware provides a more appropriate and flexible corporate and legal environment in which to operate than currently exists in the State of Utah and that the Company and its stockholders would benefit from such an environment. The Board of Directors of the Company has considered the following benefits available to Delaware corporations in deciding to propose reincorporation in Delaware:

• the General Corporation Law of the State of Delaware, which is generally acknowledged to be the most advanced and flexible corporate statute in the country;

• the Delaware General Assembly, which each year considers and adopts statutory amendments that the Corporation Law Section of the Delaware State Bar Association proposes in an effort to ensure that the corporate statute continues to be responsive to the changing needs of businesses;

• the Delaware Court of Chancery, which handles complex corporate issues with a level of experience and a degree of sophistication and understanding unmatched by any other court in the country, and the Delaware Supreme Court, which is highly regarded; and

• the well-established body of case law construing Delaware law, which has developed over the last century and which provides businesses with a greater degree of predictability than most, if not all, other jurisdictions provide.

Additionally, management believes that, as a Delaware corporation, the Company would be better able to continue to attract and retain qualified directors and officers than it would be able to as a Utah corporation, in part, because Delaware law provides more predictability with respect to the issue of liability of directors and officers than Utah law does. The increasing frequency of claims against directors and officers that are litigated has greatly expanded the risks to directors and officers of exercising their respective duties. The amount of time and money required to respond to and litigate such claims can be substantial. Although Utah law and Delaware law both permit a corporation to include a provision in the corporation’s articles or certificate, as the case may be, of incorporation that in certain circumstances reduces or limits the monetary liability of directors for breaches of their fiduciary duty of care, Delaware law, as stated above, provides to directors and officers more predictability than Utah does and, therefore, provides directors and officers of a Delaware corporation a greater degree of comfort as to their risk of liability than that afforded under Utah law.

Anti-Takeover Implications

Delaware, like many other states, permits a corporation to include in its certificate of incorporation or bylaws or to otherwise adopt measures designed to reduce a corporation’s vulnerability to unsolicited takeover attempts. The Board of Directors of the Company, however, is not proposing the reincorporation merger to prevent a change in control of the Company and is not aware of any present attempt by any person to acquire control of the Company or to obtain representation on the Company’s Board of Directors. The Board of Directors of the Company has no current plans to implement any defensive strategies to enhance the ability of the Board of Directors to negotiate with an unsolicited bidder.

With respect to implementing defensive strategies, Delaware law is preferable to Utah law because of the substantial judicial precedent on the legal principles applicable to defensive strategies. As a Utah corporation or a Delaware corporation, Raser Utah could implement some of the same defensive measures. As a Delaware corporation, however, Raser Utah would benefit from the predictability of Delaware law on such matters.

No Change in the Board Members, Business, Management, Employee Benefit Plans or Location of Principal Facilities of the Company

The reincorporation proposal would effect only a change in the legal domicile of the Company and certain other changes of a legal nature, the most significant of which are described in this proxy statement. The proposed reincorporation merger would NOT result in any change in the business, management, fiscal year, assets or liabilities, employee benefit plans, or location of the principal facilities of the Company. Assuming that Raser Utah and Raser Delaware effect the reincorporation merger, the directors and officers of Raser Utah immediately prior to the effective date of the reincorporation merger would become the directors and officers of the surviving corporation. All employee benefit plans (including stock option and other equity-based plans) of Raser Utah would be continued by the surviving corporation, and each stock option and other equity-based award issued and outstanding pursuant to such plans would automatically be converted into a stock option or other equity-based award with respect to the same number of shares of the surviving corporation, upon the same terms and subject to the same conditions as set forth in the applicable plan under which the award was granted and in the agreement reflecting the award. Approval of the reincorporation proposal would constitute approval of the assumption of these plans by the surviving corporation. Assuming Raser Utah and Raser Delaware effect the reincorporation merger, the surviving corporation would continue other employee benefit arrangements of Raser Utah upon the terms and subject to the conditions currently in effect.

Comparison of Shareholder Rights Before and After the Reincorporation Merger

Set forth below is a table that summarizes some of the most significant differences in the rights of the shareholders of the Company before and after the reincorporation merger is effective as a result of the differences between Utah law, the Utah Articles and the Utah Bylaws, on the one hand, and Delaware law, the Delaware Certificate and the Delaware Bylaws, on the other hand. The summary of the differences is significant because if the shareholders of Raser Utah approve the reincorporation proposal and the reincorporation merger becomes effective, the Delaware Certificate and the Delaware Bylaws, as set forth in Exhibits B and C attached to this proxy statement, respectively, will become the certificate of incorporation and bylaws of the surviving corporation by virtue of the reincorporation merger. All statements in this proxy statement concerning such documents are qualified by reference to the complete provisions of the documents. In addition to the differences described below, the Delaware Certificate and the Delaware Bylaws include certain technical differences from the Utah Articles and Utah Bylaws to reflect differences between Delaware law and Utah law. The table below is not intended to be relied upon as an exhaustive list of all differences or a complete description of the differences, and is qualified in its entirety by reference to Utah law, Delaware law, the Utah Articles and Utah Bylaws, and the Delaware Certificate and Delaware Bylaws.

	Raser Utah, a Utah corporation	Raser Delaware, a Delaware corporation
Par Value; Surplus; Capital	All shares of common stock of Raser Utah have a par value of $.01 per share. The concepts of surplus and capital do not exist under Utah law.	All shares of common stock of Raser Delaware have a par value of $.01 per share. The concepts of surplus and capital are recognized under Delaware law.
Action by Shareholders Without a Meeting	Utah law permits shareholder action by less than unanimous written consent and provides that any action that could be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if written consents are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Unlike Delaware law, Utah law requires a unanimous written consent of shareholders to elect directors. Utah law provides that, in order to be effective, all written consents must be delivered to Raser Utah within 60 days after the earliest dated consent delivered to Raser Utah, and (ii) prompt notice of the action by written consent must be given to those shareholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of shareholders to take the action were delivered to Raser Utah. Unlike Delaware law, Utah law requires that the actions taken by the written consent of shareholders cannot become effective until at least 10 days after notice of such actions has been furnished to all shareholders who did not sign the written consent.	Delaware law permits stockholder action by less than unanimous written consent and provides that any action that could be taken at an annual or special meeting of stockholders (including the election of directors) may be taken without a meeting, without prior notice and without a vote, if written consents are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Delaware law provides that, in order to be effective, all written consents must be delivered to Raser Delaware within 60 days after the earliest dated consent delivered to Raser Delaware, and prompt notice of the action by written consent must be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to Company. Unlike Utah law, Delaware law does not stipulate that the actions taken by the written consent of stockholders cannot become effective until at least 10 days after notice of such actions has been furnished to all stockholders who did not sign the written consent.
Special Meetings of Shareholders	The Utah Bylaws permit special meetings of the shareholders to be called at any time by the chairman of the board of directors, the president, or by the board of directors, or in their absence or disability, by any vice president. In addition, the Utah Bylaws require the president or, in his or her absence or disability, a vice president or the secretary, to call a special	Unlike the Utah Bylaws, the Delaware Bylaws do not permit stockholders to request that a special meeting of stockholders be held. Instead, a special meeting of stockholders can be called only by the corporation’s chairman of the board, chief executive officer or board of directors.

	Raser Utah, a Utah corporation	Raser Delaware, a Delaware corporation
meeting of the shareholders, on the written request of the holders of not less than one-tenth of all the shares entitled to vote at the meeting. In case of failure to call such meeting within 60 days after such request, such shareholder or shareholders may call the special meeting of the shareholders.

Removal of Directors	Utah law provides that any director may be removed, with or without cause, by the holders of common stock of Raser Utah but only at a meeting of shareholders pursuant to a notice of meeting, which includes the removal of such director as an item of business.	Delaware law provides that any director may be removed, with or without cause, by a majority of the shares then entitled to vote at an election of directors; however, Delaware law also provides that, so long as a Delaware corporation has a classified board of directors, unless otherwise provided in the corporation’s certificate of incorporation, stockholders may effect such removal only for cause.

Indemnification

Utah law provides that, unless limited by its articles of incorporation, a corporation shall indemnify a director who was successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue, or matter in the proceeding, to which he was a party because he is or was a director of the corporation, against reasonable expenses incurred by him in connection with the proceeding or claim with respect to which he has been successful.

With respect to third party actions, under Utah law and the Utah Bylaws, Raser Utah has the power, but not an obligation, to indemnify any director, officer, employee or agent of Raser Utah who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit, against expenses (including attorneys’ fees) judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of Raser Utah, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The Delaware Bylaws provide that directors and officers of Raser Delaware shall be indemnified to the fullest extent permitted by Delaware law. Unlike the Utah Bylaws, which are permissive, the indemnification provisions of the Delaware Bylaws require mandatory indemnification for both third party actions and actions by or in the right of the corporation.

The Delaware Bylaws contain the following provisions not currently contained in the Utah Bylaws: (i) mandatory reimbursement of expenses of a director or officer, upon receipt of an undertaking by such director to repay all amounts advanced if such director is ultimately determined not to be entitled to indemnification by Raser Delaware, and (ii) Raser Delaware will provide indemnification to directors and officers with respect to proceedings commenced by the director or officer only if commencement of such proceeding was authorized, in the specific case, by the board of directors of Raser Delaware.

	Raser Utah, a Utah corporation	Raser Delaware, a Delaware corporation
With respect to corporate actions, under Utah law and the Utah Bylaws, Raser Utah has the power, but not an obligation, to indemnify any director, officer, employee or agent of Raser Utah who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with any such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of Raser Utah, except that no indemnification will be made in respect of any claim, issue, or matter as to which such a person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines on application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Elimination of Directors’ Liability for Monetary Damages	Utah law permits a corporation, pursuant to its articles of incorporation, or in certain circumstances its bylaws, to provide for the elimination or limitation of the liability of a director to the corporation or its shareholders for monetary damages for any action taken or failure to take any action as a director, except liability for (i) the amount of a financial benefit received by a director to which he is not entitled; (2) an intentional infliction of harm on the corporation or its shareholders; (3) unlawful distributions; or (4) an intentional violation of criminal law. The Utah Articles and the Utah Bylaws do not contain such a provision.	Delaware law permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payment of a dividend or a stock repurchase or redemption in violation of Delaware law or (iv) for any transaction from which the director derived an improper personal benefit. The Delaware Certificate contains such a provision.

	Raser Utah, a Utah corporation	Raser Delaware, a Delaware corporation
Record Date	The Utah Bylaws provide that, with respect to all actions requiring the fixing of a record date (including distributions); the record date shall be fixed by Raser Utah’s board of directors not less than 10 nor more than 50 days before the meeting or action requiring a determination of shareholders.

Consistent with Delaware law, the Delaware Bylaws differ with respect to Utah Bylaws in the following ways:

• the Delaware Bylaws provide that the record date is not to precede the date upon which the resolution fixing the record date is adopted by the board of directors;

• the record date is not to be more than 60 days before a meeting or action requiring determination of stockholders, except that (in the case of an action by written consent) the record date must not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the board of directors; and

• in the case of a stockholder meeting, the record date may not be less than 10 days before the meeting.

Amendment to the Articles (Certificate) of Incorporation	Amendments to the Utah Articles (other than ministerial amendments authorized by the board of directors without shareholder action) may be proposed by the board of directors. The board of directors must recommend the amendment to the shareholders, unless the amendment is being proposed by the shareholders, or unless the board of directors determines that, because of a conflict of interest or other special circumstances, it should make no recommendation and the board of directors then communicates the basis for its determination to the shareholders with the amendment.	Under Delaware law, stockholders are not entitled to enact, without any action taken by the board of directors, an amendment to the Delaware Certificate. Amendments to the Delaware Certificate generally require that the board of directors adopt a resolution setting forth the amendment, declaring its advisability and submitting it to a vote of the stockholders.

Amendment to the By-laws	The Utah Bylaws provide that the board of directors or the shareholders may amend, restate or repeal the by-laws of Raser Utah, except that no bylaw adopted or amended by the shareholders shall be altered or repealed by the board of directors. In addition, no bylaw adopted by the board of directors shall require more than a majority of the voting shares for a quorum at a meeting of shareholders, or more than a majority of the votes cast to constitute action by the shareholders, except where higher percentages are required by Utah law.	The Delaware Certificate provides that the board of directors may amend, restate or repeal the Delaware Bylaws.

	Raser Utah, a Utah corporation	Raser Delaware, a Delaware corporation
Advance Notice Bylaws	Unlike the Delaware Bylaws, the Utah Bylaws do not contain an advance notice provision.	Under Delaware law, a corporation may adopt an advance notice bylaw provision that provides that a stockholder entitled to vote at the meeting may nominate a person for election as a director or may propose other business to be conducted at such a meeting only if advance written notice of such director nomination or stockholder proposal is given. Under the Delaware Bylaws, written notice of such stockholders’ intent to make such nomination or to propose such other business at an annual meeting of stockholders generally must be received by the corporation’s secretary not later than 90 days, nor earlier than 120 days, prior to the first anniversary date of the preceding year’s annual meeting. Any stockholder wishing to nominate a person as director or to propose such other business must submit certain information as set forth in the Delaware Bylaws. The chairman of the meeting may refuse to acknowledge the nomination of any person or stockholder proposal not made in compliance with the procedures set forth in the Delaware Bylaws.

Dissolution	Under Utah law, the board of directors of Raser Utah may submit a proposal of voluntary dissolution of Raser Utah to the shareholders entitled to vote thereon. The board of directors must recommend such dissolution to the shareholders as part of the dissolution proposal, unless the board of directors determines that, because of a conflict of interest or other special circumstances, it should make no recommendation and communicates the basis for its determination to the shareholders.	Raser Delaware will be subject to the same voting requirement with respect to a dissolution; however, if the board of directors does not initially approve the dissolution, then the stockholder vote required for the dissolution is a unanimous written consent of all stockholders entitled to vote thereon.

Dividends	Utah law provides that the payment of dividends and other distributions is generally permissible unless, after giving effect to the dividend or distribution, Raser Utah would be unable to pay its debts as they become due in the usual course of business, or if the total assets of Raser Utah would be less than the sum of its total liabilities plus the amount that would be needed, if Raser Utah were	Delaware law provides the same provision with respect to declaration of dividends as Utah law. However, unlike in Utah, the concepts of capital and surplus are retained in Delaware. Delaware law defines surplus as the excess of the net assets of the corporation over its capital. Unless the corporation’s board of directors determines otherwise, the capital of the corporation is equal to the

	Raser Utah, a Utah corporation	Raser Delaware, a Delaware corporation
	dissolved at the time the dividend was paid, to satisfy the preferential rights of shareholders whose preferential rights upon dissolution are superior than those of the shareholders receiving the dividend. Because Utah law dispenses with the statutory definitions of capital and surplus, the above limitation is the only limitation with respect to the declaration of dividends by the board of directors of Raser Utah.	aggregate par value of the issued shares of stock having par value. Therefore, Delaware law permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of the net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year.

Corporate Records (Form of Records)	Under Utah law, Raser Utah is required to keep, as permanent records, minutes of all meetings of the shareholders and the board of directors of Raser Utah, a record of all actions taken by the shareholders or the board of directors without a meeting, a record of all actions taken by a committee of the board of directors, and a record of all waivers of notices of meetings of shareholders and of the board of directors or any committee of the board of directors. In addition, Utah law requires Raser Utah to keep specific records at its principal office, including the Utah Articles, the Utah Bylaws, the minutes of all shareholders’ meetings, records of all action taken by shareholders without a meeting, for the past three years, a list of the names and business addresses of its current officers and directors, its most recent annual report to the Utah Division of Corporations and Commercial Code and all financial statements prepared for periods ending during the last 3 years.	Delaware law does not require that Raser Delaware keep any specific records at any particular place or for a specific period of time. The Delaware Bylaws, however, provide for the same record keeping requirements as the Utah Bylaws.

Examination of Books and Records	Under Utah law, any record or beneficial shareholder of Raser Utah may, upon five business days’ written demand, inspect certain records, including shareholder actions, minutes of shareholder meetings, communications with shareholders and recent financial statements. In addition, upon five business days’ written demand, any such shareholder may inspect the list of shareholders and certain other corporate records, including minutes of the meetings of board of directors of Raser Utah, provided that the demand is made in good faith and for a proper purpose reasonably related to such person’s interests as a shareholder.	The inspection rights of the stockholders of Raser Delaware are the same as under Utah law, except that if Raser Delaware refuses to permit inspection or does not reply to the demand within five business days after the demand has been made, the stockholder may apply to the Delaware Court of Chancery for an order to compel such inspection.

	Raser Utah, a Utah corporation	Raser Delaware, a Delaware corporation

Dissenters’ (Appraisal) Rights

Under Utah law, shareholders are entitled to exercise dissenters’ rights in the event of certain mergers, share exchanges, sales, leases, exchanges or other dispositions of all or substantially all of the property of Raser Utah. Dissenters’ rights in Utah are available to both record holders and beneficial holders.

In connection with the reincorporation merger, no shareholder will be able to exercise dissenters’ rights because Raser Utah is listed on a national securities exchange registered under the federal Securities Exchange Act of 1934, as amended.

Delaware law provides appraisal rights only in the case of certain mergers or consolidations. Thus, under Delaware law, stockholders have no appraisal rights in the event of a sale, lease or exchange of all or substantially all of a corporation’s assets. Appraisal rights in Delaware are available only to record holders.

Control Shares Acquisition Act	Pursuant to the Utah Articles and in accordance with Utah law, Raser Utah elected to not have the provisions of the Utah Control Shares Acquisition Act apply to control share acquisitions of the securities of Raser Utah.	Unlike the Utah Articles, the Delaware Certificate does not contain a provision that limits Raser Delaware’s ability to protect itself against a takeover attempt.

Reacquisition of Stock by the Corporation	Under Utah law, Raser Utah may acquire its own shares, and, except in certain circumstances, such shares will constitute authorized but unissued shares.

Delaware law requires that (i) all repurchases of shares by Raser Delaware generally be made of out of surplus, and (ii) a purchase of shares redeemable at the option of Raser Delaware not be made for more than the price at which the shares may then be redeemed.

Shares of stock issued by Raser Delaware as fully paid, and afterwards reacquired by Raser Delaware, would have the status of “treasury shares” if the board of directors does not, by resolution, retire the shares reacquired. Treasury shares that have a par value may be resold at any price fixed by the board of directors.

Franchise Tax	Utah law requires corporations to pay franchise tax at the rate of 5% of taxable income. The franchise tax is payable annually if taxable income is less than $3,000 per year or quarterly if taxable income is greater than $3,000 per year. The current minimum tax is $200 per year, which we paid in respect of 2006.	Delaware law requires corporations to pay franchise tax annually. The current minimum tax is $35 per year and the current maximum tax is $165,000 per year. Had we been incorporated in Delaware during 2006, we would have paid a franchise tax of $14,250.

Accounting Treatment of the Reincorporation Merger

The reincorporation merger would be accounted for as a reverse merger whereby, for accounting purposes, the Company would be considered the acquirer and the surviving corporation would be treated as the successor to the historical operations of the Company. Accordingly, the historical financial statements of the Company, which the Company previously reported to the SEC on Forms 10-K and 10-Q, among other forms, as of and for all periods through the date of this proxy statement, would be treated as the financial statements of the surviving corporation.

Regulatory Approval

To the Company’s knowledge, the only required regulatory or governmental approval or filings necessary in connection with the consummation of the reincorporation merger would be the filing of articles of merger with the Utah Department of Commerce, Division of Corporations and Commercial Code and the filing of a certificate of merger with the Secretary of State of the State of Delaware.

Rights of Dissenting Shareholders

Dissenters’ Rights are not available to the shareholders of the Company with respect to the reincorporation merger.

Certain Federal Income Tax Consequences

The following summary describes certain United States federal income tax considerations relevant to the reincorporation merger. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury regulations, rulings, administrative pronouncements, and judicial decisions as of the date hereof, all of which may be revoked or modified, possibly retroactively so as to result in federal income tax consequences different from those described below. The Company does not intend to request a ruling from the Internal Revenue Service (“IRS”) regarding the federal income tax consequences of the reincorporation merger. This summary does not address all aspects of federal income taxation that may be relevant to the reincorporation merger, nor does this summary address the effect of any applicable foreign, state, local or other tax laws. This summary also does not address the federal income tax consequences of the reincorporation merger to shareholders who are subject to special tax rules, such as shareholders who are non-United States persons, financial institutions, dealers in securities, insurance companies, tax-exempt entities, regulated investment companies, pass-through entities, persons who have a functional currency other than the dollar, or persons who hold Company stock other than as a capital asset.

The Company believes that, for federal income tax purposes, the reincorporation merger would be treated as a reorganization under section 368 of the Code. No gain or loss would be recognized by the holders of the common stock of Raser Utah as a result of the consummation of the reincorporation merger and no gain or loss would be recognized by Raser Utah or Raser Delaware. In addition, the Company believes that each former holder of common stock of Raser Utah would have the same basis in the common stock of the surviving corporation received by such person pursuant to the reincorporation merger as such holder had in the common stock of Raser Utah held by such person immediately prior to the consummation of the reincorporation merger, and such person’s holding period with respect to such common stock of the surviving corporation would include the period during which such holder held the corresponding common stock of Raser Utah, provided the latter was held by such person as a capital asset immediately prior to the consummation of the reincorporation merger. Shareholders owning at least one percent (by vote or value) of the total outstanding stock of the Company immediately before the reincorporation merger may be required to file a statement with their tax return containing certain information regarding the reincorporation merger.

State, local or foreign income tax consequences to shareholders may vary from the federal tax consequences described above. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE EFFECT OF THE REINCORPORATION MERGER UNDER APPLICABLE FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAX LAWS.

TO ENSURE COMPLIANCE WITH IRS CIRCULAR 230, (I) THE FOREGOING DISCUSSION WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED UNDER FEDERAL TAX LAW; (II) THIS DISCUSSION WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE REINCORPORATION MERGER; AND (III) EACH SHAREHOLDER SHOULD SEEK ADVICE BASED ON HIS OR HER PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Audit Committee of the Board of Directors has appointed Hein & Associates LLP, independent registered public accountants, to audit our financial statements for the fiscal year ending December 31, 2007. Services provided to Raser and its subsidiaries by Hein & Associates LLP and Tanner LC, our former independent registered public accountants, during the fiscal year ended December 31, 2006 are described under “Audit and Related Fees for Fiscal 2006 and 2005” below. Representatives of Hein & Associates LLP will be present at the annual stockholders meeting, where they are expected to be available to respond to appropriate questions and, if they desire, to make a statement.

Audit and Related Fees for Fiscal Years 2006 and 2005

The following table sets forth a summary of the fees billed to us by Hein & Associates LLP for professional services for the year ended December 31, 2006 and by Tanner LC, our former independent registered public accountants, for professional services performed for the years ended December 31, 2006 and 2005, respectively:

	2006	2005
Audit Fees (1)	$392,512	$215,886
Audit-Related Fees (2)	7,488	730
Tax Fees (3)	—	6,308
All Other Fees	—	—

Total	$400,000	$222,924

(1)	Consisted of fees for professional services rendered by our principal accountants for the audit of our annual financial statements and the review of financial statements included in our Forms 10-QSB, 10-Q, 10-KSB and 10-K or services that are normally provided by our principal accountants in connection with statutory and regulatory filings or engagements.

(2)	Consisted of fees for assurance and related services by our principal accountants that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit fees.”

(3)	Consisted of fees for professional services rendered by our principal accountants for tax compliance, tax advice and tax planning.

In a resolution approved on September 13, 2006, our Audit Committee of the Board of Directors approved the appointment of Hein & Associates LLP as our new independent registered public accounting firm for the fiscal year ended December 31, 2006. The Audit Committee also approved the dismissal of Tanner LC effective as of September 13, 2006.

The Audit Committee’s decision to retain Hein & Associates LLP was precipitated by our prior auditor’s recommendation that we engage an accounting firm with domain expertise in the power generation industry given our plans to pursue opportunities in the geothermal power generation market. Accordingly, our decision was not related to the quality of services provided by Tanner LC. Based on discussions with Hein & Associates LLP and related inquiries regarding Hein & Associates LLP’s work and existing clients, the Audit Committee believes that Hein & Associates LLP has such expertise.

The reports of Tanner LC on our financial statements as of and for the fiscal years ended December 31, 2005 and 2004 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with Tanner LC’s audits for the fiscal years ended December 31, 2005 and 2004, and the period through September 13, 2006, there were no disagreements with Tanner LC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Tanner LC, would have caused Tanner LC to make reference to the subject matter of such disagreements in connection with its reports. In addition, no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, occurred during the Company’s fiscal years ended December 31, 2005 and 2004 and the period through September 13, 2006 except that, as previously disclosed by the Company in its Annual Report on Form 10-KSB for the year ended December 31, 2004, Tanner LC advised the Company that it did not maintain effective internal control over financial reporting as of December 31, 2004 because of material weaknesses related to the internal control and disclosure control over stock-based compensation, reporting of equity transactions and certain disclosures in the footnotes to the Company’s consolidated financial statements.

The subject matter of the material weaknesses described above was discussed with Tanner LC by our management and the Audit Committee. We have authorized Tanner LC to fully respond to the inquiries of the newly selected independent registered public accounting firm, Hein & Associates LLP.

We provided Tanner LC with a copy of the Company’s Current Report on Form 8-K prior to its filing with the SEC on September 13, 2006 and requested that Tanner LC furnish a letter addressed to the SEC stating whether or not Tanner LC agreed with the statements noted in the two preceding paragraphs. A copy of the letter, dated September 13, 2006, from Tanner LC is attached as Exhibit 16.1 to the Company’s September 13, 2006 Current Report on Form 8-K.

During the last two most recent fiscal years and the period through September 13, 2006, neither we nor anyone on our behalf has consulted with Hein & Associates LLP regarding any of the matters referenced in Item 304(a)(2) of Regulation S-K.

Our Audit Committee reviewed and pre-approved all audit and non-audit services provided by Hein & Associates LLP and Tanner LC and has determined that providing such services to us during fiscal 2006 is compatible with and did not impair either Hein & Associates LLP’s or Tanner LC’s independence. It is the practice of the Audit Committee to consider and approve in advance all auditing and non-auditing services provided to us by our independent auditors in accordance with the applicable requirements of the SEC.

Vote Required and Recommendation of the Board of Directors

Ratification of the appointment of Hein & Associates LLP as our independent registered public accountants for the fiscal year ending December 31, 2006, requires the affirmative vote of a majority of the shares of Raser common stock present in person or represented by proxy and entitled to be voted at the meeting. Abstentions have the same effect as a vote against the proposal.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Hein & Associates LLP as our independent registered public accountants for the fiscal year ending December 31, 2007.

Ratification of the appointment of Hein & Associates LLP as our independent registered public accountants is not required by our Bylaws or other applicable legal requirement. However, our Board of Directors is submitting the selection of Hein & Associates LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and its shareholders.

OTHER MATTERS

We are not aware of any other business to be presented at the meeting. As of the date of this proxy statement, no shareholder had advised us of the intent to present any business at the meeting. Accordingly, the only business that our Board of Directors intends to present at the meeting is as set forth in this proxy statement.

If any other matter or matters are properly brought before the meeting, the proxies will use their discretion to vote on such matters in accordance with their best judgment.

SHAREHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

We are sending only one copy of our annual report and proxy statement to shareholders who share the same last name and address unless they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and processing costs as well as natural resources.

If you received a household mailing this year and you would like to have additional copies of our annual report and/or proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to our Corporate Secretary by calling (801) 765-1200. We will promptly send you additional copies of the annual report and/or proxy statement upon receipt of such request. You may also contact us if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future.

Unfortunately, householding for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm. For example, if you and your spouse share the same last name and address, and you and your spouse have two accounts containing Raser stock at two different brokerage firms, your household will receive two copies of our annual meeting materials—one from each brokerage firm.

By order of the Board of Directors,

Richard D. Clayton
General Counsel and Secretary

Provo, Utah

April 30, 2007

EXHIBITS

Exhibit A

Agreement and Plan of Merger

Exhibit B

Certificate of Incorporation of Raser Technologies, Inc., a Delaware corporation

Exhibit C

Bylaws of Raser Technologies, Inc., a Delaware corporation

EXHIBIT A

AGREEMENT AND PLAN OF MERGER

BETWEEN

RASER TECHNOLOGIES, INC.

(a Delaware corporation),

AND

RASER TECHNOLOGIES, INC.

(a Utah corporation)

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of April 17, 2007, between Raser Technologies, Inc., a Delaware corporation (“Raser Delaware”), and Raser Technologies, Inc., a Utah corporation (“Raser Utah”).

RECITALS

WHEREAS, Raser Delaware is a corporation duly organized and existing under the laws of the State of Delaware;

WHEREAS, Raser Utah is a corporation duly organized and existing under the laws of the State of Utah; and

WHEREAS, the Board of Directors of Raser Delaware and the Board of Directors of the Raser Utah deem it advisable to merge Raser Utah with and into Raser Delaware so that Raser Delaware is the surviving corporation on the terms provided herein (the “Merger”).

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

MERGER

1.1 The Merger.  After satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, and subject to the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”) and the Utah Revised Business Corporation Act (the “URBCA”), Raser Utah will merge with and into Raser Delaware and Raser Delaware shall file a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the provisions of the DGCL and Articles of Merger with the Utah Department of Commerce, Division of Corporations and Commercial Code in accordance with the provisions of URBCA and shall make all other filings or recordings required by Delaware or Utah law in connection with the Merger. The Merger shall become effective upon the later filing of such Certificate of Merger with the Secretary of State of the State of Delaware or of such Articles of Merger with the Utah Department of Commerce, Division of Corporations and Commercial Code or at such later time as may be provided for in such Certificate of Merger or Articles of Merger (the “Effective Time”). Upon the Effective Time, the separate corporate existence of Raser Utah shall cease and Raser Delaware shall be the surviving corporation (the “Surviving Corporation”).

1.2 Conditions to the Merger.  The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver (except as provided in this Agreement) of the following conditions:

(a) This Agreement shall have been adopted by the sole stockholder of Raser Delaware, in accordance with the requirements of the DGCL and the Certificate of Incorporation and By-laws of Raser Delaware; and

(b) This Agreement shall have been adopted by holders of at least a majority of all the votes entitled to be cast thereon of Raser Utah in accordance with the requirements of the URBCA and the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of Raser Utah.

1.3 Transfer, Conveyance and Assumption.  At the Effective Time, Raser Delaware shall continue in existence as the Surviving Corporation and, without further transfer, succeed to and possess all rights, privileges, powers and franchises of Raser Delaware, and all of the assets and property of whatever kind and character of Raser Utah shall vest in Raser Delaware, as the Surviving Corporation, without further deed; thereafter, Raser Delaware, as the Surviving Corporation, shall be liable for all of the liabilities and obligations of Raser Utah, and any claim or judgment against Raser Utah may be enforced against Raser Delaware, as the Surviving Corporation, in accordance with applicable provisions of the DGCL and the URBCA.

1.4 Certificate of Incorporation; Bylaws.

(a) At the Effective Time, the Certificate of Incorporation of Raser Delaware as in effect immediately prior to the Effective Time shall be amended in its entirety as set forth in Exhibit A hereto, and, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation.

(b) At the Effective Time, the By-laws of Raser Delaware as in effect immediately prior to the Effective Time shall be amended in its entirety as set forth in Exhibit B hereto, and, as so amended, shall be the By-laws of the Surviving Corporation.

1.5 Directors and Officers of the Surviving Corporation.  At the Effective Time, the directors and officers of Raser Utah serving as directors or officers of Raser Utah immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation.

ARTICLE II

CONVERSION OF STOCK

2.1 Conversion of Stock.

(a) Each then-outstanding share of Common Stock, par value of $.01 per share, of Raser Utah (the “Utah Common Stock”) shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into one share of Common Stock, par value $.01 per share, of the Surviving Corporation (the “Surviving Common Stock”).

(b) Each then-outstanding share of Common Stock, par value of $.01 per share, of Raser Delaware shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled for no consideration.

2.2 Options and Warrants.

(a) Each then-outstanding option to purchase shares of Utah Common Stock (each, an “Option”) shall be converted into one option to purchase, on the same terms and conditions as were applicable under such Option at the Effective Time, such number of shares of Surviving Common Stock as is equal to the number of shares of Utah Common Stock that were subject thereto. All terms and conditions of each Option shall otherwise remain unchanged.

(b) Each then-outstanding warrant to purchase shares of Utah Common Stock (each, a “Warrant”) outstanding immediately prior to the Effective Time shall be converted into one warrant to purchase, on the same terms and conditions as were applicable under such Warrant at the Effective Time, such number of shares of Surviving Common Stock as is equal to the number of shares of Utah Common Stock that were subject thereto. All terms and conditions of each Warrant shall otherwise remain unchanged.

2.3 Stock Certificates.  From and after the Effective Time, all of the outstanding certificates which prior to that time represented shares of the Common Stock, par value of $.01 per share, of Raser Utah shall be deemed for all purposes to evidence ownership of and to represent the shares of Raser Delaware in which the shares of Raser Utah represented by such certificates have been converted as herein provided and shall be so registered on the books and records of the Surviving Corporation or its transfer agents. The registered owner of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for the Surviving Corporation or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and any other distributions upon the shares of Raser Delaware represented by such outstanding certificate as provided above.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of Raser Delaware.  Raser Delaware hereby represents and warrants that it:

(a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all the requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted;

(b) is duly qualified to do business as a foreign person, and is in good standing, in each jurisdiction where the character of its properties or the nature of its activities make such qualification necessary;

(c) is not in violation of any provisions of its Certificate of Incorporation or By-laws; and

(d) has full corporate power and authority to execute and deliver this Agreement and, assuming the adoption of this Agreement by the sole stockholder of Raser Delaware in accordance with the DGCL and its Certificate of Incorporation and By-laws, to consummate the Merger and the other transactions contemplated by this Agreement.

3.2 Representations and Warranties of Raser Utah.  Raser Utah hereby represents and warrants that it:

(a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah, and has all the requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted;

(b) is duly qualified to do business as a foreign person, and is in good standing, in each jurisdiction where the character of its properties or the nature of its activities make such qualification necessary;

(c) is not in violation of any provisions of its Amended and Restated Articles of Incorporation or Amended and Restated Bylaws; and

(d) has full corporate power and authority to execute and deliver this Agreement and, assuming the adoption of this Agreement by the shareholders of Raser Utah in accordance with the URBCA and its Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, to consummate the Merger and the other transactions contemplated by this Agreement.

ARTICLE IV

TERMINATION

4.1 Termination.  At any time prior to the Effective Time, this Agreement may be terminated and the Merger abandoned for any reason whatsoever by either the Board of Directors of Raser Delaware or the Board of Directors of Raser Utah, notwithstanding the adoption of this Agreement by the sole stockholder of Raser Delaware or the shareholders of Raser Utah.

ARTICLE V

FURTHER ASSURANCES

5.1 Further Assurances.  If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further assignment, conveyance or assurance in law or any other acts are necessary or desirable to (i) vest, perfect or confirm in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Raser Utah acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, Raser Utah and its proper officers shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise carry out the purposes of this Agreement; and the officers and directors of the Surviving Corporation are fully authorized in the name of Raser Utah or otherwise to take any and all such action.

ARTICLE VI

MISCELLANEOUS

6.1 Amendment.  At any time prior to the Effective Time, this Agreement may be amended, modified or supplemented by the Board of Directors of Raser Delaware and the Board of Directors of Raser Utah, whether before or after the adoption of this Agreement by the sole stockholder of Raser Delaware and the shareholders of Raser Utah; provided, however, that after any such adoption, there shall not be made any amendment that by law requires the further approval by such sole stockholder of Raser Delaware or the shareholders of Raser Utah without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of Raser Delaware and Raser Utah.

6.2 No Waivers.  No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

6.3 Assignment; Third Party Beneficiaries.  Neither this Agreement, nor any right, interest or obligation hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement is not intended to confer any rights or benefits upon any person other than the parties hereto.

6.4 Governing Law.  This Agreement shall in all respects be interpreted by, and construed, interpreted and enforced in accordance with and pursuant to the laws of the State of Delaware.

6.5 Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.6 Entire Agreement.  This Agreement and the documents referred to herein are intended by the parties as a final expression of their agreement with respect to the subject matter hereof, and are intended as a complete and exclusive statement of the terms and conditions of that agreement, and there are not other agreements or understandings, written or oral, among the parties, relating to the subject matter hereof. This Agreement supersedes all prior agreements and understandings, written or oral, among the parties with respect to the subject matter hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the date first stated above.

RASER TECHNOLOGIES, INC., a Delaware corporation

/s/ Brent M. Cook
By: Brent M. Cook
Title: President

RASER TECHNOLOGIES, INC., a Utah corporation

/s/ Brent M. Cook
By: Brent M. Cook
Title: Chief Executive Officer

CERTIFICATE OF THE SECRETARY

OF

RASER TECHNOLOGIES, INC.

The undersigned, being the Secretary of Raser Technologies, Inc., a Delaware corporation (“Raser Delaware”), does hereby certify pursuant to Section 252 of the General Corporation Law of the State of Delaware that the sole stockholder of Raser Delaware duly adopted this Agreement and Plan of Merger by a written consent to action without a meeting pursuant to and in accordance with Section 228 of the General Corporation Law of the State of Delaware.

/s/ Richard D. Clayton
Name: Richard D. Clayton
Title: Secretary
Date: April 17, 2007

EXHIBIT B

CERTIFICATE OF INCORPORATION

OF

RASER TECHNOLOGIES, INC.

ARTICLE I

The name of this corporation is “Raser Technologies, Inc.”

ARTICLE II

The duration of this corporation is perpetual.

ARTICLE III

The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

The total number of shares of stock which this corporation is authorized to issue is 255,000,000 shares, consisting of 5,000,000 shares of Preferred Stock, par value $.01 per share (the “Preferred Stock”), and 250,000,000 shares of Common Stock, par value $.01 per share (the “Common Stock”).

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable law of the State of Delaware (the “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(a)	The designation of the series, which may be by distinguishing number, letter or title;

(b)	The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

(c)	The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

(d)	Dates at which dividends, if any, shall be payable;

(e)	The redemption rights and price or prices, if any, for shares of the series;

(f)	The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

(g)	The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of this corporation;

(h)

Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of this corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(i)	Restrictions on the issuance of shares of the same series or of any other class or series; and

(j)	The voting rights, if any, of the holders of shares of the series.

The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Except as may otherwise be provided in this Certificate of Incorporation, in a Preferred Stock Designation or by applicable law, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to vote at or receive notice of any meeting of stockholders.

This corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not this corporation shall have notice thereof, except as expressly provided by applicable law.

ARTICLE V

The address of this corporation’s registered office in the State of Delaware is One Rodney Square, 10th Floor, Tenth and King Streets, in the City of Wilmington, County of New Castle, 19801. The corporation’s registered agent at such address is RL&F Service Corp.

ARTICLE VI

(1) The business and affairs of this corporation shall be managed by, or under the direction of, the Board of Directors. Except as otherwise provided for or fixed pursuant to the provisions of Article IV of this Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect additional directors, the total number of directors constituting the entire Board of Directors shall be not less than three nor more than nine, with the then-authorized number of directors being fixed from time to time by the Board of Directors.

(2) The Board of Directors (other than those directors elected by the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article IV hereof (the “Preferred Stock Directors”)) shall be divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. Class III directors shall initially serve until the first annual meeting of stockholders following the effectiveness of this Article IV; Class I directors shall initially serve until the second annual meeting of stockholders following the effectiveness of this Article IV; and Class II directors shall initially serve until the third annual meeting of stockholders following the effectiveness of this Article IV. Commencing with the first annual meeting of stockholders following the effectiveness of this Article IV, directors of each class the term of which shall then expire shall be elected to hold office for a three-year term and until the election and qualification of their respective successors in office. In case of any increase or decrease, from time to time, in the number of directors (other than Preferred Stock Directors), the number of directors in each class shall be apportioned as nearly equal as possible. The Board of Directors is authorized to assign members of the Board of Directors already in office to Class I, Class II or Class III.

(3) Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his successor shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

(4) During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV hereof, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of this corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total authorized number of directors of this corporation shall be reduced accordingly.

ARTICLE VII

The authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Stockholders shall not have pre-emptive rights to acquire unissued shares of stock of this corporation. Nor shall stockholders be entitled to vote cumulatively for directors of the corporation.

ARTICLE VIII

No contract or other transaction between this corporation and one or more of its directors or officers, or between this corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers, are directors or officers, or have a financial interest, shall be either void or voidable solely because of such relationship or interest, or solely because such director or officer is present at or participates in the meeting of the Board of Directors or a committee thereof which authorizes such contract or transaction, or solely because such director’s or officer’s votes are counted for such purpose if: (a) the material facts as to such director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or committee thereof, and the Board of Directors or committee thereof in good faith authorizes the contract or transaction by the affirmative votes of a majority of disinterested directors, even though the disinterested directors be less than a quorum; (b) the material facts as to such director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to this corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes, approves, or ratifies such contract or transaction.

ARTICLE IX

The incorporator of the corporation is Melissa A. Mares, Esq., whose mailing address is One Rodney Square, P.O. Box 551, Wilmington, Delaware 19899.

ARTICLE X

Unless and except to the extent that the bylaws of this corporation shall so require, the election of directors of this corporation need not be by written ballot.

ARTICLE XI

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter or repeal the bylaws of this corporation.

ARTICLE XII

A director of this corporation shall not be liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of this corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

ARTICLE XIII

This corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of any nature conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

EXHIBIT C

BYLAWS

OF

RASER TECHNOLOGIES, INC.

ARTICLE I

OFFICES

Section 1.01.  Location of Office. The corporation may maintain such offices within or without the State of Delaware as the Board of Directors may from time to time designate or require.

Section 1.02.  Principal Office. The principal office of the corporation shall be at such address as the Board of Directors shall from time to time determine.

ARTICLE II

STOCKHOLDERS

Section 2.01.  Annual Meeting. The annual meeting of the stockholders shall be held at such time designated by the Board of Directors and as is provided for in the notice of the meeting, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. If the election of directors shall not be held on the day designated for the annual meeting of the stockholders, or at any adjournment or postponement thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as may be convenient.

Section 2.02.  Special Meetings. Special meetings of the stockholders may be called at any time by the Chairman of the Board, the chief executive officer, or by the Board of Directors.

Section 2.03.  Place of Meetings. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting of stockholders. If no designation is made, the place of meeting shall be at the principal office of the corporation.

Section 2.04.  Notice of Meetings. The secretary or assistant secretary, if any, shall cause notice of the place, day and hour of all meetings of the stockholders and, in the case of special meetings, the purpose or purposes for which such special meeting is called, to be given, not less than ten (10) days nor more than sixty (60) days before the date of the meeting, to each stockholder of record entitled to vote.

Section 2.05.  Fixing Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 2.06.  List of Stockholders. The officer who has charge of the share books shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the corporation. The list of stockholders must also be open to examination at the meeting as required by applicable law. Except as otherwise provided by law, the share books shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section or to vote in person or by proxy at any meeting of stockholders.

Section 2.07.  Quorum; Adjournment. Except as otherwise provided by law, the certificate of incorporation of the corporation (the “certificate of incorporation”) or these bylaws, the holders of a majority of the total voting power of the outstanding shares of the corporation entitled to vote thereat, represented in person or by proxy, shall constitute a quorum at a meeting of the stockholders. If a quorum is not present or represented at any meeting of stockholders, then the chairman of the meeting or the holders of a majority in voting power of the stock entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time in accordance with these bylaws. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.08.  Voting of Shares. Each outstanding share of the corporation entitled to vote shall be entitled to one vote on each matter submitted to vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or series of stock are determined and specified as greater or lesser than one vote per share in the manner provided by the certificate of incorporation. At all meetings of stockholders for the election of directors at which a quorum is present a plurality of the votes cast shall be sufficient to elect. All other elections and questions presented to the stockholders at a meeting at which a quorum is present shall, unless otherwise provided by the certificate of incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the corporation, or applicable law or pursuant to any regulation applicable to the corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the corporation which are present in person or by proxy and entitled to vote thereon.

Section 2.09.  Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the secretary of the corporation a revocation of the proxy or a new proxy bearing a later date.

Section 2.10.  Inspectors of Election. Before any meeting of stockholders, the Board of Directors shall appoint one or more inspectors of election to act at the meeting or its adjournment. If any person appointed as inspector fails to appear or fails or refuses to act, then the chairman of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy. Inspectors need not be stockholders. No director or nominee for the office of director shall be appointed such an inspector. Such inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents; determine when the polls shall close; determine the result, and do any other acts that may be proper to conduct the election or vote with fairness to all stockholders. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. Any report or certificate made by the inspectors of election shall be prima facie evidence of the facts stated therein.

Section 2.11.  Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his or her absence by the chief executive officer of the corporation, or in his or her absence, by a person designated by the Board of Directors. The secretary, or in his or her absence, an assistant secretary, or in the absence of the secretary and all assistant secretaries, a person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting and keep a record of the proceedings thereof. The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot.

Section 2.12.  Notice of Stockholder Business and Nominations.

(A) Annual Meetings of Stockholders.  (1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or any committee thereof or (c) by any stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for in this Section is delivered to the secretary of the corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section.

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section, the stockholder must have given timely notice thereof in writing to the secretary of the corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation). The first anniversary date shall be deemed to be May 15, 2008 for purposes of determining the first anniversary of the corporation’s 2007 annual meeting. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements of this Section shall be deemed satisfied by a stockholder if the stockholder has notified the corporation of his, her or its intention to present a proposal or nomination at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal or nomination has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

(B) Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (1) by or at the direction of the Board of Directors or any committee thereof or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section is delivered to the secretary of the corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by paragraph (A)(2) of this Section shall be delivered to the secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made by the corporation of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(C) General.  (1) Only such persons who are nominated in accordance with the procedures set forth in this Section shall be eligible to be elected at an annual or special meeting of stockholders of the corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (A)(2)(c)(iv) of this Section) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2) For purposes of this Section, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section. Nothing in this Section shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of preferred stock of the corporation to elect directors pursuant to any applicable provisions of the certificate of incorporation.

ARTICLE III

DIRECTORS

Section 3.01.  General Powers. The business and affairs of the corporation shall be managed by and under the direction of its Board of Directors. In addition to the powers and authorities these bylaws expressly confer upon them, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by law, the certificate of incorporation or these bylaws required to be exercised or done by the stockholders of the corporation.

Section 3.02.  Number, Term, and Qualifications. Subject to the rights of the holders of any series of preferred stock, or any other series or class of stock as set forth in the certificate of incorporation, to elect directors under specified circumstances, the Board of Directors shall consist of such number of directors as fixed from time to time by the Board of Directors, but shall consist of not less than three nor more than nine directors. Directors need not be residents of the State of Delaware or stockholders of the corporation.

Section 3.03.  Regular Meetings. The Board of Directors may provide by resolution the time and place, either within or without the State of Delaware, for the holding of regular meetings of the Board of Directors without other notice than such resolution.

Section 3.04.  Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the chief executive officer, the Chairman of the Board or any two directors. The person or persons authorized to call special meetings of he Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.

Section 3.05.  Meetings by Telephone Conference Call. Members of the Board of Directors may participate in a meeting of the Board of Directors or a committee of the Board of Directors by means of conference telephone or other communication equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

Section 3.06.  Notice. Notice of any special meeting shall be given to each director, if by mail, addressed to such director at his or her residence or usual place of business, at least five (5) days before the day on which such meeting is to be held, or shall be sent to such director at such place by telecopy, telegraph, electronic transmission or other form of recorded communication, or be delivered personally or by telephone, in each case at least twenty-four (24) hours prior to the time set for such meeting. Any director may waive notice of any meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting solely for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 3.07.  Quorum. A majority of the total number of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than a majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 3.08.  Manner of Acting. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, and the individual directors shall have no power as such.

Section 3.09.  Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 3.10.  Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting, unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered or certified mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 3.11.  Resignations. A director may resign at any time by delivering a notice of resignation in writing or by electronic transmission to the chief executive officer, a vice president, the secretary, or assistant secretary, if any. The resignation shall become effective upon delivery unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events.

Section 3.12.  Written Consent to Action by Directors. Any action required to be taken at a meeting of the directors of the corporation or any other action which may be taken at a meeting of the directors or of a committee, may be taken without a meeting, if all members of the Board of Directors or committee thereof consent thereto in writing or by electronic transmission and the writing or writings and transmission or transmissions are filed with the minutes of the Board of Directors or committee thereof. Such consent shall have the same legal effect as a unanimous vote of all the directors or members of the committee.

Section 3.13.  Removal. Except as otherwise provided in the certificate of incorporation, at a meeting expressly called for that purpose, one or more directors may be removed only for cause by a vote of a majority of the shares of outstanding stock of the corporation entitled to vote at an election of directors.

ARTICLE IV

OFFICERS

Section 4.01.  Number. The officers of the corporation shall consist of a Chairman of the Board, a chief executive officer, a chief financial officer, one or more vice presidents, a secretary, a treasurer and such other officers as the Board of Directors may from time to time determine, each of whom shall be chosen by the Board of Directors, each to have such authority, functions or duties as set forth in these bylaws or as determined by resolution of the Board of Directors.

Section 4.02.  Election, Term of Office, and Qualifications. The officers shall be chosen by the Board of Directors annually at its annual meeting. In the event of failure to choose officers at an annual meeting of the Board of Directors, officers may be chosen at any regular or special meeting of the Board of Directors. Each such officer (whether chosen at an annual meeting of the Board of Directors to fill a vacancy or otherwise) shall hold his or her office until the next ensuing annual meeting of the Board of Directors and until his or her successor shall have been chosen and qualified, or until his or her death, resignation, disqualification or removal in the manner provided in these bylaws. Any one person may hold any two or more of such offices, except that the chief executive officer shall not also be the secretary. No person holding two or more offices shall act in or execute any instrument in the capacity of more than one office. The Chairman of the Board, if any, shall be and remain a director of the corporation during the term of his or her office. No other officer need be a director.

Section 4.03.  Resignations. Any officer may resign at any time by delivering a notice of resignation in writing or by electronic transmission to the Board of Directors, the chief executive officer, or the secretary. Unless otherwise specified therein, such resignation shall take effect on delivery.

Section 4.04.  Removal. Any officer may be removed from office at any special meeting of the Board of Directors called for that purpose or at a regular meeting of the Board of Directors, by vote of a majority of the directors, with or without cause, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation.

Section 4.05.  Vacancies and Newly Created Offices. If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification, or any other cause, or if a new office shall be created, then such vacancies or newly created offices may be filled by the Board of Directors at a regular or special meeting.

Section 4.06.  The Chairman of the Board. The Chairman of the Board, if there be such an officer, shall have the following powers and duties:

(a) He or she shall preside at all stockholders’ meetings;

(b) He or she shall preside at all meetings of the Board of Directors; and

(c) He or she shall be a member of the executive committee, if any.

Section 4.07.  The Chief Executive Officer. The chief executive officer shall have the following powers and duties:

(a) Subject to the direction of the Board of Directors, he or she shall have general charge of the business and affairs of the corporation and general supervision over its officers, employees, and agents;

(b) If no Chairman of the Board has been chosen, or if such officer is absent or disabled, he or she shall preside at meetings of the stockholders and Board of Directors;

(c) He or she shall be a member of the executive committee, if any;

(d) He or she shall be empowered to sign certificates representing shares of the corporation, the issuance of which shall have been authorized by the Board of Directors; and

(e) He or she shall have all power and shall perform all duties normally incident to the office of a chief executive officer of a corporation (and, in the absence of a president, a president of a corporation), and shall exercise such other powers and perform such other duties as from time to time may be assigned to him or her by the Board of Directors.

Section 4.08.  Chief Financial Officer. The chief financial officer shall have responsibility for the financial affairs of the corporation and shall exercise supervisory responsibility for the performance of the duties of the treasurer of the corporation. The chief financial officer shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors and the chief executive officer.

Section 4.09.  The Secretary. The secretary shall have the following powers and duties:

(a) He or she shall keep or cause to be kept a record of all of the proceedings of the meetings of the stockholders and of the Board of Directors in books provided for that purpose;

(b) He or she shall cause all notices to be duly given in accordance with the provisions of these bylaws and as required by statute;

(c) He or she shall be the custodian of the records and of the seal of the corporation, and, if required by applicable law, shall cause such seal (or a facsimile thereof) to be affixed to all certificates representing shares of the corporation prior to the issuance thereof and to all instruments, the execution of which on behalf of the corporation under its seal shall have been duly authorized in accordance with these bylaws, and when so affixed, he or she may attest the same;

(d) He or she shall assume responsibility that the books, reports, statements, certificates, and other documents and records required by statute are properly kept and filed;

(e) He or she shall have charge of the share books of the corporation and cause the share books to be kept in such manner as to show at any time the amount of the shares of the corporation of each class issued and outstanding, the manner in which and the time when such stock was paid for, the names alphabetically arranged and the addresses of the holders of record thereof, the number of shares held by each holder and time when each became such holder or record; and he or she shall exhibit at all reasonable times to any director, upon application, the original or duplicate share register. He or she shall cause the share book referred to in Section 6.04 hereof to be kept and exhibited at the principal office of the corporation, or at such other place as the Board of Directors shall determine, in the manner and for the purposes provided in such Section;

(f) He or she shall be empowered to sign certificates representing shares of the corporation, the issuance of which shall have been authorized by the Board of Directors; and

(g) He or she shall perform in general all duties incident to the office of secretary and such other duties as are given to him or her by these bylaws or as from time to time may be assigned to him or her by the Board of Directors or the chief executive officer.

Section 4.10. The Treasurer. The treasurer shall have the following powers and duties:

(a) He or she shall have charge and supervision over and be responsible for the monies, securities, receipts, and disbursements of the corporation;

(b) He or she shall cause the monies and other valuable effects of the corporation to be deposited in the name and to the credit of the corporation in such banks or trust companies or with such banks or other depositories as shall be selected in accordance with Section 5.03 hereof;

(c) He or she shall cause the monies of the corporation to be disbursed by checks or drafts (signed as provided in Section 5.04 hereof) drawn on the authorized depositories of the corporation, and cause to be taken and preserved property vouchers for all monies disbursed;

(d) He or she shall render to the Board of Directors or the chief executive officer, whenever requested, a statement of the financial condition of the corporation and of all of this transactions as treasurer, and render a full financial report at the annual meeting of the stockholders, if called upon by the Board of Directors to do so;

(e) He or she shall cause to be kept correct books of account of all the business and transactions of the corporation and exhibit such books to any director on request during business hours;

(f) He or she shall be empowered from time to time to require from all officers or agents of the corporation reports or statements given such information as he or she may desire with respect to any and all financial transactions of the corporation; and

(g) He or she shall perform in general all duties incident to the office of treasurer and such other duties as are given to him or her by these bylaws or as from time to time may be assigned to him or her by the Board of Directors or the chief executive officer.

Section 4.11.  Compensation. The compensation of the officers of the corporation shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving any such compensation by reason of the fact that he or she is also a director of the corporation.

Section 4.12.  Surety Bonds. In case the Board of Directors shall so require, any officer or agent shall execute to the corporation a bond in such sums and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his or her duties to the corporation, including responsibility for negligence and for the accounting of all property, monies, or securities of the corporation which may come into his or her hands.

ARTICLE V

EXECUTION OF INSTRUMENTS, BORROWING OF MONEY,

AND DEPOSIT OF CORPORATE FUNDS

Section 5.01.  Execution of Instruments. Subject to any limitation contained in the certificate of incorporation or these bylaws, the chief executive officer or any vice president of the corporation may, in the name and on behalf of the corporation, execute and deliver any contract or other instrument authorized in writing by the Board of Directors. The Board of Directors may, subject to any limitation contained in the certificate of incorporation or these bylaws, authorize in writing any officer or agent to execute and deliver any contract or other instrument in the name and on behalf of the corporation; any such authorization may be general or confined to specific instances.

Section 5.02.  Loans. No loans or advances shall be contracted on behalf of the corporation, no negotiable paper or other evidence of its obligation under any loan or advance shall be issued in its name, and no property of the corporation shall be mortgaged, pledged, hypothecated, transferred, or conveyed as security for the payment of any loan, advance, indebtedness, or liability of the corporation, unless and except as authorized by the Board of Directors. Any such authorization may be general or confined to specific instances.

Section 5.03.  Deposits. All monies of the corporation not otherwise employed shall be deposited from time to time to its credit in such banks and or trust companies or with such bankers or other depositories as the Board of Directors may select, or as from time to time may be selected by any officer or agent authorized to do so by the Board of Directors.

Section 5.04.  Checks, Drafts, Etc. All notes, drafts, acceptances, checks, endorsements, and, evidences of indebtedness of the corporation, subject to the provisions of these bylaws, shall be signed by such officer or officers or such agent or agents of the corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the corporation in any of its duly authorized depositories shall be in such manner as the Board of Directors from time to time may determine.

Section 5.05.  Bonds and Debentures. Every bond or debenture issued by the corporation shall be evidenced by an appropriate instrument which shall be signed by the chief executive officer or vice president and by the secretary and sealed with the seal of the corporation. The seal may be a facsimile, engraved or printed. Where such bond or debenture is authenticated with the manual signature of an authorized officer of the corporation or other trustee designated by the indenture of trust or other agreement under which such security is issued, the signature of any of the corporation’s officers named thereon may be a facsimile. In case any officer who signed, or whose facsimile signature has been used on any such bond or debenture, should cease to be an officer of the corporation for any reason before the same has been delivered by the corporation, such bond or debenture may nevertheless be adopted by the corporation and issued and delivered as through the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.

Section 5.06.  Sale, Transfer, Etc. of Securities. Sales, transfers, endorsements, and assignments of stocks, bonds, and other securities owned by or standing in the name of the corporation, and the execution and delivery on behalf of the corporation of any and all instruments in writing incident to any such sale, transfer, endorsement, or assignment, shall be effected by the chief executive officer, or by any vice president, together with the secretary, or by an officer or agent thereunto authorized by the Board of Directors.

Section 5.07.  Proxies. Proxies to vote with respect to shares or securities of other entities owned by or standing in the name of the corporation shall be executed and delivered on behalf of the corporation by the chief executive officer or any vice president and the secretary or assistant secretary of the corporation, or by any officer or agent thereunder authorized by the Board of Directors.

ARTICLE VI

CAPITAL SHARES

Section 6.01.  Share Certificates. The shares of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman of the Board, if any, or the chief executive officer or a vice president, if any, and by the treasurer or an assistant treasurer, if any, or the secretary or an assistant secretary, if any, of the corporation certifying the number of shares owned by such holder in the corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

Section 6.02.  Transfer of Shares. Transfers of shares of the corporation shall be made on the books of the corporation by the holder of record thereof, or by his or her attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the secretary of the corporation or any of its transfer agents, and on surrender of the certificate or certificates, properly endorsed or accompanied by proper instruments or transfer, representing such shares. Except as provided by law, the corporation and transfer agents and registrars, if any, shall be entitled to treat the holder of record of any stock as the absolute owner thereof for all purposes, and accordingly, shall not be bound to recognize any legal, equitable, or other claim to or interest in such shares on the part of any other person whether or not it or they shall have express or other notice thereof.

Section 6.03.  Regulations. Except as otherwise provided by law and the provisions of this Article VI and the certificate of incorporation, the Board of Directors may make such rules and regulations as they may deem expedient concerning the issuance, transfer, redemption, and registration of certificates for shares of the corporation.

Section 6.04.  Maintenance of Stock Ledger at Principal Place of Business. A share book (or books where more than one kind, class, or series or stock is outstanding) shall be kept at the principal place of business of the corporation, or at such other place as the Board of Directors shall determine, containing the names, alphabetically arranged, of original stockholders of the corporation, their addresses, their interest, the amount paid on their shares, and all transfers thereof and the number and class of shares held by each. Such share books shall at all reasonable hours be subject to inspection by persons entitled by law to inspect the same.

Section 6.05.  Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents and one or more registrars with respect to the certificates representing shares of the corporation, and may require all such certificates to bear the signature of either or both. The Board of Directors may from time to time define the respective duties of such transfer agents and registrars. No certificate for shares shall be valid until countersigned by a transfer agent, if at the date appearing thereon the corporation had a transfer agent for such shares, and until registered by a registrar, if at such date the corporation had a registrar for such shares.

Section 6.06.  Lost, Stolen or Destroyed Certificates. The corporation may issue a new certificate or uncertificated shares of the corporation in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate or his or her legal representatives, to give the corporation a bond in such form and amount as the Board of Directors may direct to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper to do so.

ARTICLE VII

EXECUTIVE COMMITTEE AND OTHER COMMITTEES

Section 7.01.  How Constituted. The Board of Directors may designate an executive committee and such other committees as the Board of Directors may deem appropriate, each of which committees shall consist of one or more directors. Members of the executive committee and of any such other committees shall be designated by the Board of Directors; provided, however, that at any time the Board of Directors may abolish or reconstitute the executive committee or any other committee. Each member of the executive committee and of any other committee shall hold office until his or her successor shall have been designated or until his or her resignation or removal in the manner provided in these bylaws.

Section 7.02.  Alternate Members. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

Section 7.03.  Powers. During the intervals between meetings of the Board of Directors, the executive committee shall have and may exercise all powers of the Board of Directors in the management of the business and affairs of the corporation, except for the power to fill vacancies in the Board of Directors or to amend these bylaws, and except for such powers as by law may not be delegated by the Board of Directors to an executive committee.

Section 7.04.  Proceedings. The executive committee, and such other committees as may be designated hereunder by the Board of Directors, may fix its own presiding and recording officer or officers, and may meet at such place or places, at such time or times and on such notice (or without notice) as it shall determine from time to time. It will keep a record of its proceedings and shall report such proceedings to the Board of Directors at the meeting of the Board of Directors next following.

Section 7.05.  Quorum and Manner of Acting. At all meetings of the executive committee, and of such other committees as may be designated hereunder by the Board of Directors, the presence of members constituting a majority of the total authorized membership of the committee shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee. The members of the executive committee, and of such other committees as may be designated hereunder by the Board of Directors, shall act only as a committee and the individual members thereof shall have not powers as such.

Section 7.06.  Resignations. Any member of the executive committee, and of such other committees as may be designated hereunder by the Board of Directors, may resign at any time by delivering a notice of resignation in writing or by electronic transmission to either the chief executive officer, the secretary, or assistant secretary, or to the presiding officer of the committee of which he or she is a member, if any shall have been appointed and shall be in office. Unless otherwise specified herein, such resignation shall take effect on delivery.

Section 7.07.  Removal. The Board of Directors may at any time remove any member of the executive committee or of any other committee designated by it hereunder either for or without cause.

Section 7.08.  Vacancies. If any vacancies shall occur in the executive committee or any other committee designated by the Board of Directors hereunder, by reason of disqualification, death, resignation, removal, or otherwise, the remaining members shall, until the filling of such vacancy, constitute the then total authorized membership of the committee and, provided that one or more members are remaining, continue to act. Such vacancy may be filled at any meeting of the Board of Directors.

Section 7.09.  Compensation. The Board of Directors may allow a fixed sum and expenses of attendance to any member of the executive committee, or of any other committee designated by it hereunder, who is not an active salaried employee of the corporation for attendance at each meeting of said committee.

ARTICLE VIII

INDEMNIFICATION, INSURANCE, AND

OFFICER AND DIRECTOR CONTRACTS

Section 8.01.  Indemnification: Third Party Actions. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal; administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.

Section 8.02.  Indemnification: Corporate Actions. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation, or, while a director or officer, is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such a person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit was brought shall determine on application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the Delaware Court of Chancery or such other court shall deem proper.

Section 8.03.  Determination. To the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 8.01 and 8.02 hereof, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith. Any other indemnification under Sections 8.01 and 8.02 hereof (unless ordered by a court), shall be made by the corporation upon a determination that indemnification of the present or former officer, director, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 8.01 and 8.02 hereof. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, either (i) by a majority vote of the directors who are not parties to such action, suit, or proceeding, even though less than a quorum; (ii) by a committee of such directors designated by a majority vote of such directors, even though less a quorum; (iii) if there are no such directors, or if no such directors so direct, by independent legal counsel in a written opinion; or (iv) by the stockholders by a majority vote of a quorum of stockholders at any meeting duly called for such purpose.

Section 8.04.  Advances. Expenses (including attorneys’ fee) incurred by a present or former officer or director in defending a civil, criminal administrative or investigative action, suit or proceeding as contemplated in this Section shall be paid by the corporation in advance of the final disposition of such action, suit, or upon receipt of an undertaking by or on behalf of the director or officer, to repay such amount or amounts if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized by this Section.

Section 8.05.  Claims. Notwithstanding the foregoing, and except as otherwise provided in the following sentence, the corporation shall be required to indemnify a director or officer of the corporation in connection with a proceeding (or part thereof) commenced by such director or officer only if the commencement of such proceeding (or part thereof) by such director or officer was authorized in the specific case by the Board of Directors. If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article VIII is not paid in full within thirty (30) days after a written claim therefor by a director or officer has been received by the corporation, such director or officer may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that such director or officer is not entitled to the requested indemnification or advancement of expenses under this Article VIII or otherwise.

Section 8.06.  General Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall not be deemed exclusive of any other indemnification granted under any provision of any statute, in the certificate of incorporation, these bylaws, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

Section 8.07.  Scope of Indemnification. The indemnification authorized by this Section shall apply to all present and future directors and officers of the corporation and shall continue as to such persons who cease to be directors or officers of the corporation, and shall inure to the benefit of the heirs, executors, and administrators of all such persons and shall be in addition to all other indemnification permitted by law.

Section 8.08.  Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against any such liability.

ARTICLE IX

FISCAL YEAR

The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

ARTICLE X

DIVIDENDS

The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and on the terms and conditions provided by the certificate of incorporation and these bylaws.

ARTICLE XI

AMENDMENTS

These bylaws may be altered, amended or repealed, and new bylaws made, by the Board of Directors or the stockholders of the corporation.

DETACH HERE

PROXY

RASER TECHNOLOGIES, INC.

5152 North Edgewood Drive, Suite 375

Provo, UT 84604

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Brent M. Cook and Martin F. Petersen, and each of them, as proxy holders and attorneys-in-fact of the undersigned with full power of substitution to vote all shares of stock that the undersigned is entitled to vote at the 2007 Annual Meeting of Shareholders of Raser Technologies, Inc., to be held at the Riverside Country Club located at 2701 North University Avenue, Provo, Utah 84604, on Friday, June 1, 2007 at 2:00 p.m., local time, and at any continuation or adjournment thereof, with all the powers that the undersigned would have if personally present at the meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated April 30, 2007, and a copy of the Raser Technologies, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2006. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this proxy and, by filing this proxy with the Secretary of Raser Technologies, Inc. gives notice of such revocation.

This proxy when properly executed will be voted in accordance with the specifications made by the undersigned shareholder. WHERE NO CONTRARY CHOICE IS INDICATED BY THE SHAREHOLDER, THIS PROXY, WHEN RETURNED, WILL BE VOTED “FOR” EACH NOMINEE SET FORTH BELOW, “FOR” THE REINCORPORATION IN DELAWARE, AND “FOR” THE RATIFICATION OF INDEPENDENT ACCOUNTANTS, AND WITH DISCRETIONARY AUTHORITY UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

RASER TECHNOLOGIES, INC.

5152 North Edgewood Drive, Suite 375

Provo, Utah 84604

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE FOLLOWING:

1. Election of two (2) Class II directors to serve for a three-year term that expires at the 2010 Annual Meeting of Shareholders or until their successors have been duly elected and qualified.

Class II Nominees:

(01) Brent M. Cook (02) James A. Herickhoff

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐	FOR all nominees except those written on the line above

		FOR	AGAINST	ABSTAIN
2.	To consider and act upon a proposal to change the state of incorporation of the Company from Utah to Delaware by merging the Company into a wholly-owned subsidiary incorporated in Delaware.	☐	☐	☐
3.	To ratify the appointment of Hein & Associates LLP as independent public accountants for the fiscal year ending December 31, 2007.	☐	☐	☐
4.	With discretionary authority, upon such other matters as may properly come before the meeting.

	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐

	MARK HERE IF YOU PLAN TO ATTEND THE MEETING			☐

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please date and sign exactly as your name or names appear herein. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.

Signature:
	Date:	Signature:	Date: